As filed with the Securities and Exchange Commission on February 18, 2000.
                                             Registration No. 333-90117

                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                     ------------------------------------

                       Pre-Effective Amendment No. 1 to
                                 FORM SB-2

                           REGISTRATION STATEMENT
                                   UNDER
                           SECURITIES ACT OF 1933
                          --------------------------

                                iGENISYS, INC,
                ----------------------------------------------
                (Name of small business issuer in its Charter)

     Colorado                      8742                     84-1485196
-------------------           -------------------           --------------
(State or other          (Primary Standard Industrial       (IRS Employer
jurisdiction of           Classification Code Number)       Identification
incorporation                                               Number

                        654 North Belt East, Suite 310
                             Houston, Texas  77060
                                (281) 820-0200
                             (281) 447-8291 (fax)
---------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Carylyn K. Bell
                               Registered Agent
                   3200 Cherry Creek Drive South, Suite 430
                            Denver, Colorado 80209
                                (303) 282-4800
                             (303) 282-5800 (fax)
            -------------------------------------------------------
     Name, address, including zip code, and telephone number of agent for service of process)

                                  Copies to:

                           Clifford L. Neuman, Esq.
                             Neuman & Drennen, LLC
                               1507 Pine Street
                           Boulder, Colorado  80302
                                (303) 449-2100
                             (303) 449-1045 (fax)
                           -------------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.    [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. [   ]

                        CALCULATION OF REGISTRATION FEE


Title of                         Proposed      Proposed
Each Class of                    Maximum       Maximum
Securities          Amount       Offering      Aggregate      Amount of
to be               to be        Price per     Offering       Registration
Registered          Registered   Share         Price (1)      Fee
-------------       ----------   ---------     ----------     ------------
Common Stock,
$.001 par value
to be sold by
the Company         1,500,000    $1.50         $2,250,000     $594.00

Common Stock,
$.001 par value
to be sold by the
Selling
Shareholders        2,955,291    $1.50         $4,432,937     $1,170.30

TOTAL:              4,455,291    $1.50         $6,682,937     $1,764.30



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


                               EXPLANATORY NOTE

     This Registration Statement contains two forms of Prospectuses; one to be used in connection with the offering of up to 1,500,000 shares of the Company's common stock, $.001 par value, (the "Shares") ("Offering Prospectus"); and one to be used in connection with the sale of common stock by certain selling shareholders (the "Selling Shareholders Prospectus"). The Offering Prospectus and Selling Shareholders Prospectus will be identical in all respects except for the alternate pages for the Selling Shareholders Prospectus included herein and labeled "Alternate Page for Selling Shareholders Prospectus."

                                iGENISYS, INC.

                             Cross-Reference Index

Item No. and Heading                         Location In Form SB-2
in Prospectus Registration                   ----------------------------
Statement
--------------------------------

1.  Forepart of the Registration             Forepart of Registration
Statement and Outside Front                  Statement and and Outside
Cover Page of Prospectus                     Front Cover Page of Prospectus


2.  Inside Front and Outside Back            Inside Front and Outside Back
    Cover Pages of Prospectus                Cover Pages of Prospectus

3.  Summary and Risk Factors                 Prospectus Summary; Risk Factors

4.  Use of Proceeds                          Use of Proceeds; Risk Factors

5.  Determination of Offering Price          Front Cover Page

6.  Dilution                                 Dilution; Risk Factors

7.  Selling Securityholders                  Selling Shareholders and Plan
                                             of Distribution

8.  Plan of Distribution                     Terms of Offering

9.  Legal Proceedings                        Legal Proceedings

10. Directors, Executive Officers,           Management
    Promoters and Controlling Persons

11. Security Ownership of Certain            Security Ownership of
    Beneficial Owners and Management         Management and Principal
                                             Stockholders

12. Description of Securities                Description of Securities

13. Interest of Named Experts and Counsel    Legal Matters; Experts

14. Disclosure of SEC Position on            Management - Indemnification
    Indemnification for Securities           and Limitation on Liability
    Act Liability                            of Directors

15. Organization Within Last Five Years      The Company; Business -
                                             Overview

16. Description of Business                  Prospectus Summary; Risk
    Factors; Business

17. Management's Discussion                  Management's Discussion and
    and Analysis or Plan of                  Analysis of Financial
    Operation                                Condition and Results of
                                             Operations; Financial
                                             Statements; Business

18. Description of Property                  Business

19. Certain Relationships and                Certain Transactions
    Related Transactions

20. Market for Common Equity                 Certain Market Information
                                             and Related Stockholder
                                             Matters

21. Executive Compensation                   Management - Executive
                                             Compensation

22. Financial Statements                     Financial Statements

23. Changes in and Disagreements             *
    with Accountants on Accounting
    and Financial Disclosure

--------------------------
* Omitted from Prospectus because Item is inapplicable or answer is in the negative

We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted



               SUBJECT TO COMPLETION, DATED _____________, 2000

                                  PROSPECTUS

                                iGENISYS, INC.
                       1,500,000 Shares of Common Stock

iGeniSys, Inc. is offering up to 1,500,000 shares of its common stock. It is currently estimated that the initial public offering price per share will be $1.50.

Before this Offering, there has been no public market for our common stock.
At the same time that this offering will begin, an additional 2,955,291 shares of common stock will be offered for sale by certain selling shareholders. The Company will not receive any of the proceeds from the sale of shares sold by the selling shareholders.

           Investing in our common stock involves a high degree of risk. You should read the "Risk Factors" beginning on Page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is __________, 2000.

                              PROSPECTUS SUMMARY

About Our Company

    Please note that throughout this Prospectus the words "we", "our" or "us" refers to iGeniSys, Inc. and not to any of the selling shareholders.

    We are a business-to-business software development, integration and consulting company specializing in providing business solutions for medium and large corporations, and government agencies that manage, execute or finance capital projects. Our software focuses on timely communication of information about the status of a particular project or program. Our software combined with existing client systems allows managers to review, consolidate, filter and analyze their data on a near real-time basis over the Internet to permit more effective decision making.

    Key features of our proprietary software and processes include website based reporting adaptable to changing corporate requirements, dynamic links to the data, multiple level password security and three dimensional graphic presentations of actual plans tied to business data, i.e., cost, schedule, budget, from existing systems. Our software is modular and integrates with other project management, cost or scheduling software products, including Microsoft's Project.

    Our software development program is ongoing. Our senior staff meets with Microsoft in the advanced development of planning tools and strategy. Based on this insight, as well as insight on other project management software, we are able to focus our development efforts on developing new capabilities for our existing tools. Many of the ideas that become our software products come from our field consultants who are working with large companies and their enterprise systems which provide us with feedback on where our products need to focus to maximize value for our clients. Our consulting to date has lead to formal relationships with Microsoft Corp., Arthur Andersen, LLP and others. Currently, we are installing, or have just completed installations of, our software at Kinko's Corporation, The City of San Antonio, Boeing, Charter Communications and other large organizations. These clients have recognized the need for a solutions provider with proprietary tools that integrate with their installed existing enterprise systems more detailed, useful and timely information than is currently available.

    Our principal executive offices are currently located in Houston, Texas at 654 North Belt East, Suite 310, Houston, Texas 77060. Our telephone number at that address is (281) 820-0200; our facsimile number is (281) 447-8291.
Our Internet Website address is http://www.genisystems.com. In addition to our corporate office, we maintain offices in Denver, Colorado, Torrance (Los Angeles), California and Washington, D.C.

                              About The Offering

    We are offering for sale up to 1,500,000 shares of our common stock. We currently estimate that the shares will be offered at a price of $1.50 per share. We are offering the shares primarily through our officers and directors will not be paying them any commissions on any sales of common stock. We may use the services of broker-dealers to help us sell shares. If broker-dealers act as selling agents for us, we will pay them a 10% commission on sales made by them.

    The Offering will begin on the date of this Prospectus and will end ninety (90) days from the date of this Prospectus, unless all 1,500,000 shares of common stock are sold sooner. There is no minimum investment requirement and, as a result, we cannot predict how many shares will be sold or what our net proceeds from the Offering will be. We have made no arrangement to place funds received into a trust, escrow or other similar account. Subscribers will be required to sign a subscription agreement at the time of their investment. Investors will receive their certificates within thirty (30) days following their investment. However, we will place all investment proceeds immediately into our general operating account to be used for general working capital purposes.

    Our affiliates may purchase shares in this Offering, although no affiliate has made any commitment to participate. We have not placed any limitation on the number of shares an affiliate may purchase in the Offering.

                            Summary Financial Data

    The following financial information summarizes the more complete historical financial information enclosed in this prospectus. You should read the information below along with all other financial information and analysis in this prospectus. Please do not assume that the results below indicate results we will achieve in the future.


                                March 31,            December 31,
                                   1999             1998           1999
                                -----------   ---------------------------
Current assets                $  1,107,489   $  1,016,316   $    560,478

Current liabilities           $(1,467,455)   $(1,047,773)   $(1,432,699)

Net working capital deficit   $  (359,966)   $   (31,457)   $  (872,221)

Development costs, net        $    299,819   $     46,521   $    341,155

Equipment, net                $    147,359   $     94,078   $    147,693

Convertible note payable,
    shareholder               $        -0-   $   (75,000)   $        -0-

Shareholders' equity
    (deficit)                 $    154,056   $      5,024   $  (267,280)

Total assets                  $  1,644,821   $  1,171,699   $  1,165,419



                           For the Periods                 For the Nine
                                                         Months
                           Ended March 31,           Ended December 31,
                         1999             1998    1999         1998
                         ----------------------   -----------------------

Revenues                 $3,049,128  $1,882,455   $2,032,767  $1,868,671

Operating (loss) income  $ (466,934) $    5,823   $ (813,185) $(512,527)

Net loss                 $ (549,243) $ (20,076)   $ (893,136) $(558,702)

Weighted average number of
   shares                 6,165,017   4,610,090    10,295,938  4,602,510

Basic and diluted loss
   per share             $    (.089) $    (.004)  $    (.087) $    (.121)



                                RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment in our securities, before deciding to invest in our common stock.

We have a history of operating losses and may continue to incur operating losses

     We have incurred operating losses since our inception amounting to a net accumulated deficit of $1,462,455 as of December 31, 1999. Such losses are attributed to initial costs of starting the business, expenditures made in developing corporate relationships with Microsoft and Arthur Andersen, LLP, and expenses incurred developing initial releases of our software. We continue to incur expenses relating to software development, expansion of our markets, and personnel training. We anticipate that future losses will occur, and there can be no assurances that our products will be accepted in the marketplace nor that we will generate profitable operations.

     A major reason for our losses since inception, especially in the last three months of 1999, was the amount of our unassigned labor. We have historically been a management consulting firm and the cost of unassigned employees, including salaries and other employee related expenses, represent overhead to us. As we have expanded our business and attracted project management consulting talent, such costs have increased. In addition, our revenues were lower than expected in the last quarter of calendar 1999 as our customers decided to defer expenditures until after the new year due to the Year 2000 computer concerns. This reduced revenue caused our unassigned labor costs to increase and this cost increase had a corresponding adverse impact on our net operating loss for the nine months ended December 31, 1999.

We will need additional financing

     We will require substantial funds to fulfill the initial stages of our business plan. These funds will be used to recruit and train the additional staff needed to complete development and introduction of our software products, to develop a network of regional offices needed to provide nationwide customer support and to enhance marketing and sales, to fund further software development, and for our general working capital requirements. Our specific capital requirements depend upon numerous factors, including:

     *    The progress of our product development and commercialization
     * Competing technological and market developments that are developing rapidly
     *    The acceptance of our products by the marketplace

     As there is no minimum funding in this Offering and no commitment from any investor to purchase any of our common stock, we cannot be assured that we will receive any proceeds from this Offering, let alone sufficient proceeds to satisfy our immediate or near term working capital needs. We may seek additional funding through public or private financings or collaborative or other arrangements with third parties. There can be no assurance that additional funds will be available on acceptable terms, if at all. If additional funds are raised by issuing equity securities, our existing stockholders, including those who invest in the offerings described in this prospectus, may experience substantial dilution. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our development programs or reduce our operations. We may also be forced to obtain funds by entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our products or technologies that we would not otherwise relinquish. In December 1999, January 2000 and February 2000, our major stockholder and director loaned us $237,500 to meet our obligations. We may need additional funding of this type while this offering is being completed.

We believe that our future success will depend, in part, on new software products that may not be successful

     Historically we have been primarily a project management consulting firm, with limited sales of software. Over 90% of our revenues since inception in 1997 have been derived from consulting with clients on a wide range of project management issues. Through our consulting, we have determined that there is a substantial market for a software product that will enable an enterprise to control and manage projects by extracting information from existing project management software and making that information available to persons via the Internet. It is our desire to fully develop such a product and a significant portion of the proceeds from this offering will be spent to develop such a product. Initial design is complete and we are currently testing enhanced versions of the initial prototype systems, but we need additional financial resources to complete the software and make it ready for market. However, there exist many risks in taking our software to market, including:

     *    significant competition;
     *    rapid technology changes;
     *    a shortage of project management professionals; and
     *    our ability to meet client expectations on a project.

The value of our software is uncertain

     As of December 31, 1999, we had $341,155 of net capitalized software costs and this represents 29% of our total assets. We have capitalized software development costs incurred to date based upon the guidance of generally accepted accounting principles and our belief that our software has future value. These accounting principles also require us to evaluate the carrying costs of our software in relation to the estimated revenues that these software packages will generate in future periods. If the expected revenues do not exceed the capitalized software costs, such costs should be written-down to net recoverable value. Our software products are being finalized and there exists competing software products, but our management believes that such capitalized costs will be recovered from future software sales. Nevertheless, if our products do not obtain market acceptance and/or we are not able to expand our marketing efforts, it is possible that we would not fully realize the capitalized value of our software.

There is no minimum offering and no commitment to buy our shares

     Our management and directors are planning to sell the 1,500,000 shares under the Company Offering without the assistance of an underwriter. This, along with the other risks discussed in "Risk Factors," increases the possibility that we may not be successful in selling the 1,500,000 shares. If we are not successful in this offering, our planned software development, market expansion, and opening of a regional office will have to be substantially reduced. Further, if we are unsuccessful, we may be forced to reduce our operations. Our first priority in the use of proceeds under this offering will be to repay existing short-term obligations. Under two separate credit card agreements, we have accumulated approximately $400,000 of debt relating primarily to travel expenses incurred prior to June 1999. We have committed to these credit card companies that they will be repaid from the proceeds of our offering. However, if the Offering is unsuccessful, and we have not obtained alternate financing, we will be forced to either rely on additional loans from our principal shareholder or substantially curtail our operations.

Our business must keep pace with rapid technological changes

     We are a small, start-up entity with limited resources and technology changes can be cost prohibitive for our company. In addition, we have a limited number of staff assigned to ensure that we remain current and up-to-date with a rapidly evolving technology world. If we are unable to stay abreast of such technology changes, it could render our products obsolete, thus reducing their value and our ability to generate sales.

     We evaluate technologies on an ongoing basis and endeavor to utilize those that are most effective in developing software and computer solutions for our customers, however, there can be no assurance that the technologies we use, and the expertise we have gained in those technologies, will continue to be applicable in the future. There can be no assurance that new technologies will be made available to us or that we can economically apply these technologies. The inability to apply existing technologies and our expertise to subsequent projects could have a material adverse effect on our business, operating results and financial condition.

Project management and software development professionals are in short supply

     While the software applications and programs that we have developed are important to our success, our future success also depends in large part upon our ability to attract, retain and motivate highly skilled employees, particularly software development, senior project managers, and other senior personnel with experience in a wide variety of businesses and industries. Qualified senior project managers and development professionals are in particularly great demand and are likely to remain a limited resource for the foreseeable future. Several attributes of our work environment pose challenges to our ability to attract and retain employees, including:

     *    extensive travel requirements
     *    our intense work environment and culture
     *    our standards for employee technical skills and job performance
     * our practice of adjusting the number of technical personnel to reflect active project levels

     Although we expect to continue to attract sufficient numbers of highly skilled employees and to retain our existing senior project managers and other senior personnel for the foreseeable future, there can be no assurance that we will be able to do so. Our failure to attract and retain key personnel could have a material adverse effect upon our business, operating results and financial condition.

We are dependent upon certain key employees

     Although we do not believe that the loss of any particular individual would have a material adverse impact on us, the loss of some or all of our senior managers could have a material adverse impact on our operations in the short-term, including our ability to secure and complete engagements. We have committed to Craig Crawford and Jeff Spencer that we would enter into written employment agreements with them as our executive officers, but to date have not done so. These commitments are oral and, as a result, it is possible that one or more of our employees may elect to terminate his employment with little or no advance notice. The loss of certain key employees without sufficient time to locate and train suitable replacement personnel could have a material adverse effect on our business operations and financial condition.

We face significant competition

     The software development, project and program consulting and strategic business consulting industries are comprised of a large number of participants, are subject to rapid changes and are highly competitive. We compete with, and face potential competition from, a number of companies that have significantly greater financial, technical and marketing resources and greater name recognition than we have. We also compete with smaller service providers whose specific, more narrowly focused service offerings may be more attractive to potential clients than our multi-dimensional approach. Our clients primarily consist of government entities and agencies, Fortune 500 companies, and other large corporations. There are an increasing number of companies in the software development, project consulting markets targeting this client base. We believe that our ability to compete in these markets depends in part on a number of factors outside our control, including the ability of our competitors to hire, retain and motivate a significant number of skilled project managers, our competitors ownership of, or ability to develop, software applications that are competitive with our products and services, and the price at which others offer comparable services.

     In addition, our competitors have and continue to develop or acquire in-house expertise and/or software applications similar to those which we provide. This could decrease demand for our software and our services. No assurance can be given that we will be able to maintain our existing client base, maintain or increase the level of revenue generated by our existing clients or be able to attract new clients.

We may be unable to protect our intellectual property rights

     Software

     We are developing certain foundation and application software tools, programs and products that we will own and license to our clients. We regard this software as proprietary and protect our rights in it where appropriate with copyrights, trademarks, trade secret laws and contractual restrictions on disclosure and transferring title. We cannot assure you that any steps we take in this regard will be adequate to protect our rights or that third party companies could develop functionally equivalent products.

     Trademarks

     We have developed and rely on the trademarks that we use with our products, including GeniSys Enterprise Manager(-TM-) or GEM(-TM-), Visual Project Manager(-TM-) or VPM(-TM-) , Gatekeeper(-TM-) and Tracer(-TM-). Wherever possible, we intend to apply for federal registrations with respect to the use of our trademarks, and where registrations of particular marks have not been issued, we continue to claim common law trademark rights to those names. However, we cannot assure you that we will obtain registrations for all of our trademarks or that we will not be subject to opposition, cancellation or infringement proceedings based upon the use of a particular trademark. Because these trademarks are not widely recognized, the loss of the use of any one or more of our trademarks is not expected to have a material adverse effect upon our ability to profitably market the associated product or service.

     Trade Secrets

     In addition, our success is dependent upon our specialized expertise and methodologies. To protect this proprietary information, we rely upon a combination of trade secret and common laws, employee nondisclosure policies and third party confidentiality agreements. However, there can be no assurance that any of the steps we take will be adequate to deter misappropriation of our specialized expertise and methodologies.
Specifically, there are others who have not independently developed substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets, that our trade secrets will not be disclosed or that we can effectively protect our rights to unpatented and/or uncopyrighted trade secrets. Despite precautions we may take, unauthorized parties may attempt to engineer, reverse engineer, copy or obtain and use our products and other information we consider proprietary. In fact, we are aware of some competing software that has recently been introduced in our markets. We pursue a policy of having our employees and consultants execute non-disclosure agreements upon commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the relationship with us shall be kept confidential except in specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for our trade secrets or other proprietary information in the event they are used or disclosed in an unauthorized manner.


     Although we believe that our services and products do not infringe on the intellectual property rights of others, there can be no assurance that an infringement claim will not be asserted against us in the future.

Selling price of shares greater than net tangible book value

     Investors purchasing shares of our common stock in this offering will incur immediate and substantial dilution of their investment of approximately $1.38 per share, or 92% of the offering price, based upon our adjusted net tangible book value as of December 31, 1999. To the extent that currently outstanding options to purchase our common stock are exercised, there will be further dilution to investors acquiring shares of common stock.

The selection of our Board of Directors is controlled by Mr. and Mrs. Bell

     Our Articles of Incorporation authorize the issuance of 10,000 shares of Class B Common Stock only to J. Daniel Bell, our Chairman. These shares of Class B Common Stock give Mr. Bell the right to select a majority of the members of our Board of Directors. In addition, Carylyn K. Bell, Mr. Bell's wife, is the beneficial owner of 62% of our outstanding Class A Common Stock before the offering, and even if the maximum offering is sold, will be the beneficial owner of 53% of our Class A Common Stock after the offering. Accordingly, Mr. and Mrs. Bell will have the ability to control the selection of all of our directors.

We have been arbitrary in setting the offering price

     The offering price of the shares of common stock we are offering was arbitrarily determined by us and is not necessarily related to our assets, book value or financial condition, and may not be indicative of our actual value.

Future issuances of our stock could dilute current shareholders and adversely affect the market, if one develops

     We have the authority to issue up to 100,010,000 shares of common stock, 50,000,000 shares of preferred stock, and to issue options and warrants to purchase shares of our common stock without stockholder approval. These future issuances could be at values substantially below the price paid for our common stock by our current shareholders. In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

     The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

Future sales of our common stock could adversely affect the market

     Future sales of our common stock into the market may also depress the market price of our common stock if one develops in the future. We have issued common stock, as well as options and warrants to purchase our common stock. Sales of these shares of our common stock or the market's perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.

There is no public trading market for our common stock

     There currently exists no public trading market for our common stock, and there can be no assurance that a public trading market will develop or be sustained in the future. Without an active public trading market, you may not be able to liquidate your investment without considerable delay, if at all.
If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in us, may have a significant impact on the market price of our common stock.

No broker or dealer could maintain a market in our stock

     We have no agreement with any broker or dealer to act as a marketmaker for our securities and there is no assurance that we will be successful in obtaining any marketmakers. Thus, no broker or dealer will have an incentive to make a market for our stock. The lack of a marketmaker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate information about, and/or quotations as to the price of, our securities.

Over-the-counter stocks are very risky

     The over-the-counter markets for securities such as our common stock historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in our industry and the investment markets generally, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of the common stock. See "Certain Market Information."

     We have not applied to have our shares listed on Nasdaq, and do not plan to do so in the foreseeable future. As a result, trading, if any, in our securities will be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet Nasdaq listing requirements, or in what are commonly referred to as the "pink sheets." As a result, you will find it substantially more difficult to dispose of our securities. You will also find it difficult to obtain accurate information about, and/or quotations as to the price of, our common stock. Finally, depending upon several factors, including the future market price of our common stock, our securities are and may remain subject to the "penny stock" rules. These "penny stock" rules place stringent requirements on brokers and investors who want to buy or sell our shares and generally have a negative and depressive effect on the trading price of public shares subject to the rules.

We cannot be sure that all risks associated with the Y2K problem have passed

     While we believe that the greatest risk of experiencing problems with the Y2K issue has passed, we cannot be sure that in the near term we will not experience problems with our suppliers and vendors, although no such problems have been discovered to date.

                          FORWARD-LOOKING STATEMENTS

In General

     This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of the software development, computer-based project management, consulting and strategic business consulting industries, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:

     * changes in general economic and business conditions affecting the software development, computer-based project management consulting and strategic business consulting industries;

     *    technical developments that make our products or services obsolete;

     *    changes in our business strategies;

     *    the level of demand for our products and services; and

     * our ability to develop or maintain strategic relationships within the software development, computer-based project management consulting and/or strategic business consulting industries.

     In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

No "Safe Harbor"

     The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by existing public companies, does not apply to our offerings.

                                USE OF PROCEEDS

     As we are conducting this offering as a direct public offering through our officers and directors without a minimum investment requirement, we cannot accurately predict the amount, if any, of net proceeds that we may receive from the sale of our shares. If the maximum of 1,500,000 shares is sold at the anticipated initial public offering price of $1.50 per share, we will receive gross proceeds of $2,250,000. If all of those sales are made through participating selling agents to whom a 10% commission is paid and assuming our estimated offering expenses to be $100,000, we would estimate our net proceeds from the maximum offering to be approximately $1,925,000. Actual proceeds realized by the Company from the offering could be substantially less than that amount.

     As we cannot accurately predict the amount of net proceeds that we will receive from the offering, the following sets forth our anticipated uses of the funds in a decreasing order of priority:

     * Approximately 40% will be used to pay existing corporate debts, as discussed below

     * Approximately 35% will be used to complete development of software products

     *    Approximately 10% will be used to expand our marketing efforts

     * Approximately 5% will be used to add additional regional offices as part of our growth strategy

     * Approximately 5% will be used to recruit and train additional personnel

     * Approximately 5% will be used for general corporate purposes, including working capital, funds for operation and overhead expenses

     As there is no minimum funding requirement, all funds received from the offering will be placed immediately into our general operating account and used according to the priorities set forth above. However, our first priority of using the proceeds, net of any sales commissions due, will be to fulfill our commitment to repay almost $400,000 in credit card debt and then to pay vendors and related companies that have provided products and services to us in the past. This will require a minimum of $500,000. In addition, we will need to repay Mrs. Bell, our principal stockholder and director, and another director approximately $200,000 in short term loans. Our next priority is the completion of our software development in order to make our products ready for full market penetration. Any additional proceeds will be divided between the expansion of our marketing efforts, including sales personnel, recruiting and training of additional personnel, and computer equipment. Each of these needs will be funded ratably if our total offering is not sold. The lowest priority is the addition of regional offices and will receive the lowest priority in funding.

                                DIVIDEND POLICY

     We have not declared or paid cash dividends on our common stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future. Future cash dividends, if any, will be determined by our Board of Directors.

                                CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 1999 on an actual basis. This section should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus.


                                     As of December 31, 1999(1)
                                    -----------------------------

Shareholders' Equity
   Preferred Stock, $.01 par value,
     50,000,000 shares authorized; no
     shares outstanding                  $          -0-
   Common Stock, $.001 par value;
     authorized 100,010,000 shares:
   Class A, issued and outstanding
     10,915,027 shares (actual)                  10,915
   Class B, issued and outstanding
     10,000 shares                                   10
    Additional paid-in capital                1,184,250

    Accumulated deficit                      (1,462,455)
                                         ---------------

Total shareholders' deficit and
   capitalization                        $     (267,280)
                                        ================

-----------------------------------------

(1) Does not include 2,500,000 shares of Common Stock we may issue upon exercise of options which may be granted under our Equity Incentive Plan. Currently under the Plan we have issued 1,860,000 options which are subject to outstanding and unexercised options having an exercise price. Of the 1,860,000 options, 1,474,000 options are currently not exercisable by the holder but will vest in the future, subject to the holder's continuing employment.

                                   DILUTION

     At December 31, 1999, we had a pro forma negative net tangible book value of ($608,435) or ($.056) per share based upon 10,925,027 shares of Class A and Class B Common Stock outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of common stock into our net book value (total assets less total liabilities) and then subtracting capitalized, intangible software developments costs. After giving effect to the sale of the shares of common stock we are offering and, assuming the sale of all the shares and receipt of the estimated net proceeds from these sales (after deducting the estimated offering expenses), the adjusted pro forma net tangible book value as of December 31, 1999 would have been $1,541,565 or $.12 per share of common stock. This represents an immediate increase in net tangible book value of $.18 per share to current stockholders and an immediate dilution of $2.69 per share, or 90%, to you as an investor in our offering. The following table illustrates the per share dilution, assuming all 1,500,000 shares are sold in our offering:(1)



Assumed public offering price per share of common stock    $1.50 (2)

   Pro forma net book value per share of common stock
     before offering                                       ($.06)

   Increase per share of common stock attributable to
        new investors                                        .18
                                                         --------

Adjusted pro forma net book value per share of
   common stock after offering                               .12
                                                         --------

Dilution of net book value per share of common stock
   to new investors                                        $1.38
                                                         ========

Dilution per share of common stock as a percentage of
   offering price                                           92.0%
                                                         ========

_________________________

(1) Does not include 2,500,000 shares of common stock we may issue upon exercise of options which may be granted under our Equity Incentive Plan.
     Currently under this Plan, we have issued 1,860,000 having an average exercise price of $.40 per share, with 1,474,000 subject to future vesting.

(2)  Estimated.


     The following table sets forth, as of the date of this offering, the number of shares of common stock purchased, the percentage of total consideration paid, and the average price per share paid by (i) our existing stockholders and (ii) investors purchasing shares of Common Stock in this offering, before deducting estimated offering expenses we are responsible for paying.



                           Shares Purchased  Total Consideration   Average
                         --------------------------------------     Price
                         Number   Percent    Amount   Percent    Per Share
                         -------  -------    ------   -------     -----------
-------

Existing Stockholders    10,925,027 87.9%    $1,195,176 34.7%     $ .11
New Investors            1,500,000(1) 12.1%   2,250,000 65.3%     $1.50
                         ------------------- ----------------    ---------

Total                    12,425,027 100.0%   $3,445,176100.0%     $ .28
                         ========== =====    ================     ========


____________________

(1)     Estimated.

                          CERTAIN MARKET INFORMATION

     There currently exists no public trading market for our common stock, and there can be no assurance that a public trading market will develop or be sustained in the future. Without an active public trading market, there can be no assurances that you will be able to liquidate your investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in us, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.

     In addition, it is likely that the Company's common stock will be subject to rules adopted by the Commission regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to "penny stocks" require a broker dealer, prior to a transaction in a "penny stock" not otherwise exempt from the rules, to deliver a standardized list disclosure document prepared by the Commission. That disclosure document advises an investor that investment in "penny stocks" can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. It contains an explanation and disclosure of the bid and offer prices of the security, any retail charges added by the dealer to those prices (called mark up and mark downs) and the amount of compensation or profit to be paid or received by the salesperson in connection with the transaction. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in "penny stocks," to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security. Further, the disclosure includes information regarding the market for "penny stocks," explanations regarding the influence that market makers may have upon the market for "penny stocks" and the risk that one or two dealers may exercise domination over the market for such security and therefore control and set prices for the security not based upon competitive forces. The broker dealer must also provide the customer with certain other information and must make a special written determination that the "penny stock" is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares.

                            SELECTED FINANCIAL DATA

     Set forth below is our selected financial data as of and for our years ended March 31, 1999 and 1998 and as of and for the nine month periods ended December 31, 1999 and 1998 financial information is derived from our consolidated financial statements and related notes included elsewhere in this prospectus and is qualified by reference to these consolidated financial statements and the related notes thereto.


                                Periods Ended       Nine Months Ended
                                  March 31,           December 31,
                             -------------------  --------------------
                              1999         1998     1999       1998
                            --------     --------  -------  ----------
Statements of Operations Data

 Revenues                   $3,049,128$1,882,445   $2,032,767  $1,868,671

 Operating expenses         $3,516,062$1,876,624   $2,845,952  $2,381,198

 Operating (loss) income    $ (466,934)$    5,821  $ (813,185) $ (512,527)

 Interest expense           $   82,309$   25,897   $   79,951  $   46,175

 Net loss                   $ (549,243)$  (20,076) $ (893,136) $ (558,702)

 Basic and diluted loss
   per share(1)             $    (0.89)$    (.004) $    (0.87) $    (.121)

 Weighted average number of
  shares outstanding(1)      6,165,715  4,602,510   10,295,938  4,602,510



                                       At March 31,      At December 31,
                                 ------------------------
                                   1999          1998           1999
                                 ---------   ------------ --------------
Balance Sheet Data

 Total assets                  $ 1,644,821    $ 1,171, 699   $1,165,419

 Working capital deficit         ($359,966)      ($31,457)    ($872,221)

 Total liabilities             $ 1,490,765    $ 1,166,675    $1,432,699

 Accumulated deficit             ($569,319)      ($20,076)  ($1,462,455)

 Shareholders' equity (deficit)      $   154,056         $     5,024
($267,280)

________________________

(1) Based upon the weighted average number of shares outstanding for the years ended March 31, 1998 and 1999 and the nine month periods ended December 31, 1999 and 1998.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

Overview

     We operate with iGeniSys Inc. as the holding company of GeniSys Information Systems, Inc. ("GeniSys"). Our operations to date have been conducted through our subsidiary. It is our plan that after the GeniSys products and services have gained more wide spread market acceptance, that we will expand through internal growth and acquisition of other companies in the software/internet related markets.

     An independent group of investors formed Zion Enterprises, Inc. ("Zion") in February 1996 as a Colorado corporation. Zion was formed for the sole purpose of establishing a widely held company that would subsequently seek a merger with another entity that desired to merge into a public entity. Zion had no operations or business activity and had never been subject to the reporting requirements of the Securities Exchange Act of 1934.

     In March 1999, Zion acquired all of the outstanding shares of the common stock of GeniSys in exchange for 75% of the total issued and outstanding shares of Zion. Zion became the parent company of GeniSys through this transaction. As a result of the transaction, the former officers and directors of GeniSys assumed control of Zion and changed the name to iGeniSys, Inc. (the "Company"). This transaction has been accounted for as an acquisition of Zion by GeniSys and a recapitalization of GeniSys. The historical financial statements prior to this transaction are those of GeniSys as Zion had no activities and such financial statements are included in this document.

     Our subsidiary, GeniSys, is a Colorado corporation formed on May 1, 1997. Our primary business is consulting in the project management arena and the development of state-of-the-art project and program management software. We also perform services relating to assisting our customers in implementing our software and improving overall project control.

     Historically we have been primarily a project management consulting firm with limited sales of software. Over 90% of our revenues since inception in 1997 have been derived from consulting with clients on a wide range of project management issues. Through our consulting we have determined that there is a substantial market for a software product that enables a project to be controlled and managed by extracting information from existing project management software and making that information available to persons via the Internet. It is our desire to fully develop such a product and a significant portion of the proceeds from this offering will be spent to develop such a product. Initial development has begun, but we need additional financial resources to complete the software and make it ready for market.

     Our operations are based in Houston where our development group is based, but we perform consulting, implementation and training services throughout the country. Our revenues are generated from consulting services and software sales. We have a staff of over 20 full-time professionals and we utilize contract personnel when the need arises. This method of staffing allows us to control fixed costs while providing the human resources necessary for growth.

Results of operations - year ended March 31, 1999 versus the period from inception (May 1, 1997) to March 31, 1998

     Net loss for the year ended March 31, 1999 ("1999") versus the period from inception (May 1, 1997) to March 31, 1998 ("1998") changed to a net loss of $549,243 from a net loss of $20,076 in 1998. This increase in net loss was due to increased operating costs as we expanded our business and product development costs in their initial phases. Revenues for 1999 increased 61.9% ($1,166,683) to $3,049,128 from $1,882,445 in 1998. This increase was due to the expanded marketing efforts by our officers and the expansion of our alliance with Arthur Andersen. Our revenues also increased as we were able to increase our consulting hourly rates as our customer base became more established and we did not need to substantially discount our billing rates to win work. However, in 1999 our costs of operations increased 87.4% ($1,639,438) to $3,516,062 from $1,876,624 in 1998. This increase is a result of the our efforts to grow and reflects increases in marketing, development costs of a research and development nature and general overhead expenses.

     The revenues generated from work performed for Arthur Andersen, LLP represented $915,630 (30.0%) in 1999 and $785,346 (41.7%) in 1998. Our
management does not believe this dollar level of revenue will decrease in the future. In addition, another customer accounted for 10% of our revenues during the year ended March 31, 1999. Our management is attempting to diversify our customer base and believes the percent of our revenues derived from these customers will decrease in the future.

Results of operations -- Nine months ended December 31, 1999 versus the nine months ended December 31, 1998

     Net loss for the nine-month period ended December 31, 1999 was $893,136 compared to a net loss for the nine-month period ended December 31, 1998 of $558,702. This 59.9% ($334,434) increase in our net loss is due to making selective investments in certain of our projects, thus increasing contract costs coupled with the increased level of marketing and sales efforts. However, in comparison to the prior nine-month period, revenues increased 8.8% ($164,096) from $1,868,271 to $2,032,767 for the period ended December 31,
1999. This increase reflects our efforts to expand corporate relationships and our marketing efforts are being successful.

     However, our operations and sales were adversely impacted in the last three months of 1999, as customers postponed purchases of software and consulting services due to concerns over the Year 2000 system issues. Year 2000 concerns caused many software companies to have reduced levels of income in the last quarter of calendar 1999. Our management made the decision that it was in our best long-term interest to retain our core group of professionals as opposed to eliminating these positions. This decision increased our overhead costs as unassigned personnel costs increased over the same period in 1998, while our revenues decreased.

     Although revenues increased by $164,096, our costs of operations increased from $2,181,198 for the nine month period ended December 31, 1998 to $2,845,952 (a 30% increase) for the similar period ended December 31, 1999.
In addition to increased unassigned labor costs, this increase in operating costs was due to costs of performing work under our contracts as we made investments in certain projects to be certain that our software functioned at the highest level during this initial product roll-out phase. In addition and as previously noted, our sales and marketing related expenses increased due to product introduction related expenses.

Liquidity and capital resources

     We have financed our operations to date primarily through the private sale of equity securities and borrowings from our majority shareholder and other related parties. During the year ended March 31, 1999, we sold 1,472,083 shares of our common stock for $580,000. Through December 31, 1999, we sold an additional 960,004 of our common stock for $471,800.

     Since we began operations, we have experienced a shortage of working capital. We need additional working capital in order to support our growth. We do not believe that the working capital available to us through our financing agreement will be sufficient to support all of our current and future growth. As a result, we are depending upon the proceeds of this Offering to supply us with needed working capital. Unfortunately, since we are conducting the Offering ourselves on a best-efforts basis, we are uncertain that this Offering will be successful in providing us with the needed funds. It is likely that additional financings will be necessary in the future which may involve either the sale of additional equity or debt. In either case, the terms of future financings could have an adverse effect on the value of our securities. We currently have no commitments for capital expenditures.

     Our working capital needs continue. In December 1999, our majority shareholder loaned $50,000 in order for us to meet our operating costs. Such loan is due in June 2000 and requires monthly payments with interest at 15%. Further, in January 2000, our majority shareholder loaned an additional $87,500 to the Company, which carries the same rate of interest and is due in 90 days. In February 2000, a member of the Company's Board of Directors loaned $100,000 to the Company. This loan was made to meet our operating cash needs to purchase some past-due invoices from our financial institution. This loan is secured by the purchased invoices and a second loan on our software products. The loan carries an interest rate of 15% and is payable in May 2000.

     On May 17, 1999, we entered into a credit agreement with a financial entity. This new agreement provided the funds to fully repay a factoring line of credit relationship with our majority shareholder of $394,409 and a $56,039 revolving line of credit. Under the terms of this new credit agreement, which is similar to a factoring arrangement, we are able to obtain financing for 85%
of specific accounts receivables.   Provided the accounts receivable are
available, we can borrow up to $2,000,000. For this arrangement, we pay a processing fee for financing each receivable depending upon the number of days from the funding of the advance until that invoice is paid by the customer.
In addition, we pay interest on the total amount advanced at a rate equal to the prime rate plus 2%. The receivables are financed on a full recourse basis and the agreement can be terminated with 30 days notice after certain events are met.

     In January 2000, our lender notified us that our factoring line of credit was being reevaluated due to our operating losses and past-due nature of certain of our customers and, accordingly, future advances under the line were contingent upon meeting underwriting standards. Management met with the lender and negotiated reinstatement of our line of credit. Under the terms of this agreement, our principal stockholder (who is the guarantor of this credit facility) and investors have committed to purchase invoices that reach 90 days past due up to a maximum of $200,000. In addition, the agreement requires the Company to report monthly results of operations to our lender, rather than quarterly. Subsequent to execution of this agreement, the lender began factoring our receivables.

     As of March 31, 1999, we had a working capital deficit of $359,966 compared to a deficit of $31,457 as of March 31, 1998. We also had a bank overdraft of $16,632 and $23,937 as of March 31, 1999 and 1998, respectively. Our accounts receivable remain outstanding to major corporations and consulting firms and stayed fairly consistent at $933,134 as of March 31, 1999 and $889,091 as of March 31, 1998. Our accounts payable were $508,954 and $402,378 as of March 31, 1999 and 1998, respectively. Our operations used cash for the periods ended March 31, 1999 and 1998 of $537,095 and $174,207, respectively.

     As of December 31, 1999 we had a working capital deficit of $872,221 versus a deficit of $359,966 as of March 31, 1999. This increase in the working capital deficit is due to the cash required to fund the operating loss for the nine-month period ended December 31, 1999 and to fund the selective investments in our projects and increased marketing efforts, as previously discussed. As of December 31, 1999, we had a bank overdraft of $59,360 versus $16,632 as of March 31, 1999. Accounts receivables decreased to $465,260 as of December 31, 1999 from $933,134 as of March 31, 1999 due to the reduced revenues in the last quarter of calendar 1999, our collection efforts, and the payment on government contracts under which we performed work as a subcontractor. Our accounts payable remained consistent from March 31, 1999 ($508,954) to December 31, 1999 ($551,231). Included in our accounts payable is approximately $400,000 of accumulated travel and other expenses which have been charged to credit cards and must be repaid from future sources of capital. Also, we owe a related company $126,304 for prior advances that also must be repaid. Those sources of capital could be derived either from proceeds of this Offering, operating revenues or other financings. For the nine months ended December 31, 1999 and 1998, our cash flow from operations used $278,627 and $289,809, respectively.

Capitalized software costs

     Our software development costs consist primarily of enhancements and software production costs related to products for which technological and market feasibility has been established. Capitalization ceases when the product has been completed and the product is ready for release to our customers. Prior to achieving technological feasibility, development costs are expensed. In the years ended March 31, 1999 and 1998, we incurred approximately $450,000 and $100,000, respectively, for research and development costs related to software development. During the nine months ended December 31, 1999 and 1998, we incurred approximately $220,000 and $390,000, respectively, for software development costs. As of December 31, 1999, our capitalized costs for each of our products were approximately as follows:


               GeniSys Enterprise Management(-TM-)  $182,619
               Gatekeeper(-TM-)                      100,000
               Visual Project Manager(-TM-)          115,000
                                                -------------

$397,619

We expect to realize the net capitalized value through the future sales of our software products.

Recent Accounting Pronouncements

     Comprehensive Income. In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. This statement is effective for financial statement issued for periods beginning after December 15, 1997. We adopted this statement during 1998 and it had no material impact on our financial statement disclosures.

     Segments of an Enterprise and Related Information. In June 1997, the FASB issued SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information. This statement is effective for fiscal years beginning after December 15, 1997. SFAS 131 requires the reporting of profit and loss, specific revenue and expense items, and assets for reportable segments. It also requires the reconciliation of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments, in each case to the amounts in the general purpose financial statements. As we only operate in one segment, adopting this statement had no material impact on our financial statement disclosures.

     Pension and Other Postretirement Benefits. In February 1998, the FASB issued FAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits. SFAS 132 standardizes the disclosure requirements for pensions and other post-retirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets. The statement is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Adoption of SFAS 132 is expected to have no effect on us, as there are no pension plans.

     Derivative and Hedging Activities. In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement is effective for fiscal years beginning after June 15, 1999. Currently, we do not have any derivative financial instruments and does not participate in hedging activities, therefore management believes SFAS No. 133 will not impact our financial position or results of operations.

                                   BUSINESS

Overview

     Internet-based Project/Program management and cost control is one of the key business areas that we emphasize. Large commercial and governmental entities have projects of all sizes and descriptions, and we offer solutions to improve the management and control of such projects. Whether it is the development of a new aircraft, the construction of a major office building, a time-sensitive overhaul to a petrochemical plant, or a major software development project, managers at all levels need to monitor the progress of these projects, control their respective costs, and be alerted when problems arise. The critical need to provide early warning to senior management of variances in project schedules and potential cost overruns is the justification for using our project management consulting and software solutions.

     Our services span a wide range of software development, project management and consulting services. Our software development services have been provided across a range of industries and have included everything from the integration of commercial off-the-shelf software into existing platforms, to the development of new, highly specialized software applications to better meet our clients' needs. Our consulting services include completing detailed needs assessments and independent risk assessments, construction oversite and project management staffing and services.

     We have performed project and program management work for a diverse sampling of government entities and prominent companies, including: the United States Department of Defense, United States Navy, United States Army, United States Air Force, Kinko's, Lockheed Martin Corporation, AT&T Global Information Systems, Motorola Satellite and Communications, Boeing Corporation, Hughes Aircraft, Wal-Mart, Mobil Corporation and the City of San Antonio.

History

     We were originally formed in February 1996 under the name "Zion Enterprises, Inc." for the limited purpose of making a distribution of our shares of common stock in order to become a widely held company with a large stockholder base which would then seek a merger opportunity with a private company that wanted to become publicly traded through a merger. In March 1999, we acquired all of the outstanding shares of common stock of GeniSys Information Systems, Inc. in exchange for issuance to the shareholders of GeniSys Information Systems, Inc. 75% of the total issued and outstanding shares of our common stock. As a result of the transaction, the former shareholders, officers and directors of GeniSys Information Systems, Inc. assumed control of us and changed our name to iGeniSys, Inc. GeniSys Information Systems, Inc. was formed in March 1997 to pursue the development of software and ancillary services relating to business systems generally and project management and cost and risk analysis in particular.

Business strategy

     We have experience in many facets of project and program management, software design, and related customized software implementation. Our current mission focuses on creating new software tools utilizing the "World Wide Web" and integrating with three dimensional (3D) technologies. We employ project and program management knowledge that we have acquired from evaluating the project management industry and developing best practices. Our business strategy is to anticipate market needs and apply leading-edge information technologies in combination with project management consulting to deliver business solutions.

     The software we develop combined with our experience are designed to facilitate the integration and management of project information interrelating estimates, schedules, budgets, and project risk management. Our services and software are designed to simplify data collection, integration and analysis, thus allowing real-time comparison of actual performance data versus planned schedules and budgets. Further, our software tools are expected to work in conjunction with major project management software systems and are designed to integrate with customers existing accounting systems to provide timely management and cost information. We also provide software customization, training, implementation, and project management personnel.

Business activities

     We operate as one entity without divisions and the services we offer are in three major business activities:

     * Project management software design, development, integration and implementation;
     *         Business process improvement consulting; and
     * Providing specialized technical services to the process industry.

     Business project management software design, development, integration and implementation

     It is our belief that most enterprises are managed via "forensic management," e.g. analyzing the past instead of managing the future. Our products are designed to work with the major commercially available project management software tools, to deliver to our customers the information necessary to execute their tactical and strategic missions. Through our experience, we have come to the conclusion that the most effective management occurs through having current knowledge of the status of projects, as opposed to guessing what is happening and then determining what went wrong after the fact. Our software will enable customers to utilize information to make informed and prompt decisions when managing for the future.

     Jeff Spencer, our Executive Vice President, is a member of the Microsoft Insiders Group, whose role is to consult with Microsoft Corporation in the development of its project management software. Membership in this group is by invitation based on Microsoft's evaluation of your knowledge of project management software solutions and the ability to deliver effective solutions to companies. We also maintain very close relations with other project management software providers and work, from time to time, as advisors for Welcom Software, Inc. and Primavera Systems, Inc.

     We are currently working or have worked with major corporations a number of the Fortune 500 companies providing project management software solutions, and services related to improving the efficiency and communications abilities of their existing project management applications. Through consulting with and providing software customization and system integration for our customers, we have developed an understanding of the underlying architecture of many leading edge and highly specialized project management software applications. In many cases, we have been engaged to enhance, integrate, and develop new software applications to better serve our customers' requirements. By enhancing the functionality of a customers project management software applications and providing solutions to the many needs of our highly diverse client base, we recognize voids in the currently available project management software and we are developing and plan to develop specific software products designed to fill these gaps.

     Examples of project management assignments we have completed for major companies and organizations are outlined below:

     Development of web-based project management systems, including software interfaces, implementation, and training were executed for the following diverse sample of our clients:

     *         Air Products, Inc.
     *         Arthur Andersen LLP
     *         City of San Antonio, Texas
     *         Charter Communications, Inc.
     *         Enron Energy Services, Inc.
     *         Kinkos, Inc.

     We have also provided a wide range of project management solutions, including existing system enhancements, for the following sample of our clients:

     *         AspenTech, Inc.
     *         Boeing, Inc.
     *         Computer Sciences Corporation
     *         Lockheed Martin, Inc.
     *         Mobil, Inc.
     *         Raytheon, Inc.
     *         United States Army, PMCD, Crusader Program, and DASA

     Business process improvement consulting

     We have consulted with the design teams of several major project management software packages, including Microsoft Project 98(-Registered Mark- ), Primavera P3(-Registered Mark-) and Open Plan. Additionally, our staff is active in project management in a number of specific industries including defense, aerospace, construction, petrochemical and power.

     By working directly with a client and completing detailed needs assessments, our consulting teams are able to provide a wide range of value added business process services. These include assisting clients in understanding where their own management systems are not meeting user needs. Additionally, these engagements often require on-site assistance, including on-site management, and regulatory compliance assistance. To this end, we have a history of assisting our clients in bringing their management systems into compliance with the most stringent governmental or industry reporting requirements.

     Providing specialized technical services to the process industry

     We also provide construction management and project management services and staffing to a variety of industries. We perform these services primarily to increase our contacts in the project management arena. Among the project management services provided are construction management, project engineering, planning and scheduling for new construction projects, turnarounds and inspection related turnarounds, including overhauls, outsourcing and engineering services. In 1999, we completed a project management assignment for Coastal Aruba, N.V. on their $140 million expansion project. This project involved setting up a system for tracking performance, and staffed with 25 project and construction management professionals.

Products and services

     Nearly all of our products have been designed and are being developed through the recognition of a broader need uncovered while developing a solution for a specific client need. Our design and development teams concentrate their efforts on providing easy to use, flexible, solutions that provide key business information on a timely basis. All of our products are integrated with Microsoft(-Registered Mark-) products. The following is a brief description of our current software products we either have or are developing:

     * Visual Project Manager(-TM-) (VPM(-TM-)) iGeniSys is developing VPM(-TM-) using existing software from Adaptive Media, Inc. to create what we believe will be the only internet based system to integrate 3-dimensional drawings with key business functions. VPM(- TM-) will makes it possible to tie key business information to a visual representation of their products or facilities, color coding them based on the client's criteria and providing the information delivered via Internet directly to the user's desk. It further will provides a collaborative environment over the Internet leveraging web strategies to maximize the effectiveness of the client's staff and the technology they use. This software package is being developed by our staff and is scheduled for general release in the first quarter of 2000.

     * GeniSys Enterprise Manager(-TM-) (GEM(-TM-)) GEM is a project management tracking and reporting tool enabling an organization to manage and monitor large projects more effectively that is currently under development by our staff. This software is planned to enable mission critical information to be available to all levels of management through the Internet. This will gives the appropriate users access to project information across the enterprise. This software can be customized with additional programming to interface with legacy systems such as SAP, Oracle, J.D. Edwards and others. A prototype software is being implemented at the City of San Antonio. When complete, it is expected that GEM will be able to provide critical information to all of the senior management of the City, tracking progress on active projects. This software package is currently being developed and no release date has been established.

     * Gatekeeper(-TM-) Integrates earned value cost data with scheduling data providing essential information to management on accurate earned value. The concept of Earned Value Management Systems (EVMS) was developed in recent years to assist governmental agencies in tracking contractor progress on large projects. Gatekeeper is applicable to every company executing project work for governmental agencies. This product is actively marketed and we are presently installing or have installed this product for company-wide use at Boeing, Allied Signal, Northrop Grumman and others.

     * GEM Web Builder(-TM-) We designed GEM Web Builder in order for customers to share vital project management information on the Internet. Whether interfacing within large organizations and/or remote locations, Web Builder collects and displays project management information for each level of management over the Internet or Intranet. GEM Web Builder will enable a user to complete a web site in minutes and guide the user through the process. Web Builder includes user-definable business rules that are color-coded to project tracking information in order to identify problem areas. GEM Web Builder also allows a user to obtain detailed project information through the web site.

Consulting services

     Our employees offer a range of project management software implementation, business process, event management and software training services. Our personnel are available for consultation or field assignment to support our client projects and business needs, including serving as construction managers, plant rehabilitation leaders or planning.

     We provide a wide range of value added business process improvement services. This includes assisting clients in understanding where their own management systems are not meeting the needs of users by completing detailed "needs assessments." Our consulting teams develop and implement solutions based on the results of the needs assessment and detailed reviews with the client. These assignments often require on-site assistance and can include "hands on" management. The types of management systems include applications in manufacturing, government contracting, defense, aerospace, petrochemicals and other process industries. Many of our consultants have extensive hands-on experience in governmental contracts for Aerospace, Department of Defense and NASA.

Corporate relationships

     We have developed several business relationships which are significant contributors to the development of our business, both directly, via business referrals, joint projects and, indirectly, through the value of association. While we do not have any long-term agreements with any of these associates, we believe that our relationships are an important asset whose continuation depends upon our continued performance.

     Microsoft Corporation

     We are and have been since inception an authorized Microsoft Solution Provider. Solution Providers are for one year terms based on qualifications. In addition, we have been selected by the Project team at Microsoft as members of the Microsoft Project Insider Group. The Insider Group is composed of a select group of four companies whose role is to consult with Microsoft, supporting design strategy for future releases of Microsoft Project, and other related project management tools that may be planned. Participation on the Insider Group is at the invitation of Microsoft and may be terminated at any time. We have participated on the Insider Group since its inception. Our participation in this group provides us with insight into their project management development strategy. Combining our software tools with Microsoft Project and our knowledge of future development help us to develop and implement complete project management solutions for our customers. Based on this key relationship, Microsoft has begun to refer customers with challenging project management issues to us. In addition, we conduct seminars and training sessions on Microsoft Project and Project Management throughout the United States.

     Arthur Andersen, LLP

     We have a formal Master Marketing Agreement, and several sub-contracts for software and services, with Arthur Andersen LLP (AA). Currently we are jointly assessing project management on the U. S. Army Chemical Weapons Demilitarization Program. This program includes complex process facilities planned for or constructed and operated at nine chemical weapons stockpile sites in the United States. Currently, we are assisting AA in the establishment and operations of project management solutions for several of their Fortune 500 clients. These projects are very confidential as they relate to large projects or mergers and acquisitions. In addition to these services for clients of AA, we also provide internal project management software, training and consulting to AA in several of their regional and international offices.

     Vuent, Inc.

     We have a licensing agreement with Vuent, Inc. that allows us to use their 3D-design software that streams 3-dimensional designs over the Internet to our Visual Project Manager(-TM-) product. We integrated the Vuent technology with our proprietary software creating Visual Project Manager. This tool enables clients to customize the information relating to schedule, budget, and cost performance to the actual 3-dimensional plans of a project and to communicate this information over the internet along with the plans. Under our agreement, Vuent may market our Visual Project Manager software to their clients, although no orders have been received to date. We have received numerous inquiries from major international software developers regarding the technology and processes used in our Visual Project Manager tool.

     Business Engine (FKA Micro-Frame)

     We have a non-exclusive marketing agreement with Business Engine for one of our proprietary software tools (Gatekeeper(-TM-)) that allows them to sell our software to their customers. Business Engine developed an earned value cost analysis system, known as Micro-Frame Project Manager
     (MPM) that works with government contracting in completing required reports. Our developers have integrated Gatekeeper with MPM. We also have a direct marketing effort that has been successful in selling the Gatekeeper software to some of the larger government contractors. Gatekeeper is currently installed at Boeing, Northrop Grumman, ITT, and other significant contractors.

Markets

     Over the past decade there has been a tremendous change in the sophistication of project management software. This gives the modern manager access to tools and reports that were formerly unavailable to even the largest companies. With the dramatic pace of business change, fueled by the expansion of the Internet, the project management software category has experienced tremendous growth. Through direct marketing, the alliances already established, and future collaborations and alliances, we believe our market share in products and services can grow.

     Our marketing efforts to date have been limited due to our lack of working capital. We have relied on referrals from Arthur Andersen and Microsoft Corporation for over 75% of our revenues since inception. Our marketing to date has been targeted toward building these two relationships and attendance at conventions and trade shows. To date, our lack of working capital has prevented us from developing a more aggressive marketing plan. If we can repay our debts, our second priority for proceeds from this offering will be to develop a marketing plan and internal sales force. Being able to expand our marketing efforts is important for us to gain a larger market share within the project management software industry. We do not believe that we will be successful in obtaining such market penetration without significant marketing efforts through an internal sales force.

     Business managers are beginning to focus on enterprise-wide project management issues rather than on a project-by-project basis. Our software products focus on this need and we believe demand is increasing for project management software tools that communicate transparently over the Internet to provide managers with access to timely cost, budget, and schedule reports.
Our marketplace includes the Federal government, state and local government entities, and any organization that manages large and/or diverse projects. This would include, but not be limited to, large municipalities, construction companies, aircraft manufacturers, software development companies, engineering
firms, petrochemical producers, and oil and gas companies.   Our growth
strategy is based upon the belief that aggressive marketing of our products and services combined with continued recruitment of industry experts will help us meet the demands of our customers and allow us to grow into a leading position in the project management marketplace.

Competition

     A number of other companies compete with GeniSys in providing the kinds of services that we do in the project management arena. However, we believe that we have competitive advantages based upon our software development inasmuch as we are able to develop work templates and software for the improvement of business processes in the areas of project management, project control, risk assessment and integrated software solutions that we combine with our expertise and services. In addition, we believe that we gain competitive advantages through our strategic relationships with Microsoft, Arthur Andersen and other leaders in the project management field. Nevertheless, there can be no assurance that larger companies with greater resources will compete with us in areas in which we have developed niches, since there exist few monetary barriers to entry into our field.

Intellectual property

     We have developed certain foundation and application software tools, programs and products that we own and license to our clients on a non-exclusive basis. We regard this software as proprietary and protect our rights in it where appropriate with copyrights, trademarks, trade secret laws and contractual restrictions on disclosure and transferring title. There can be no assurance that any steps we take in this regard will be adequate to deter misappropriation of our proprietary rights or independent third party development of functionally equivalent products.

     We have developed and rely on the trademarks that we use with our products, including GeniSys Enterprise Manager(-TM-) or GEM(-TM-), Visual Project Manager(-TM-) or VPM(-TM-) , Gatekeeper(-TM-) and Tracer(-TM-). Wherever possible, we have either applied for, intend to apply for, or have obtained federal registrations with respect to the use of our trademarks, and where registrations of particular marks have not been issued, we continue to claim common law trademark rights to those names. However, there can be no assurance that we will obtain registrations for all of our trademarks or that we will not be subject to opposition, cancellation or infringement proceedings based upon the use of a particular trademark. The loss of the use of any one or more of our trademarks could have a material adverse effect upon our ability to profitably market the associated product or service.

     In addition, our success is dependent upon our specialized expertise and methodologies. To protect this proprietary information, we rely upon a combination of trade secret and common laws, employee nondisclosure policies and third party confidentiality agreements. However, there can be no assurance that any of the steps we take will be adequate to deter misappropriation of our specialized expertise and methodologies.
Specifically, there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets, that our trade secrets will not be disclosed or that we can effectively protect our rights to unpatented and/or uncopyrighted trade secrets. Despite precautions we may take, unauthorized parties may attempt to engineer, reverse engineer, copy or obtain and use our products and other information we consider proprietary. We pursue a policy of having our employees and consultants execute non-disclosure agreements at the beginning of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the relationship with us shall be kept confidential except in specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for our trade secrets or other proprietary information in the event they are used or disclosed in an unauthorized manner.

     Although we believe that our services and products do not infringe on the intellectual property rights of others, there can be no assurance that an infringement claim will not be asserted against us in the future.

Research and development

     We have two full-time employees and one to two part-time consultants devoted to research and development. These employees and consultants are software programmers with the full-time employees being involved in product architecture. The majority of our research and development is undertaken under contract with customers and clients as a result of which we may develop a unique software program or module for the client's use on a non-exclusive use basis. We generally retain the rights to all products that we develop for clients so that we can use them for other customers and adapt them to other or new applications. In the years ended March 31, 1999 and 1998, we incurred approximately $450,000 and $100,000, respectively, for research and development costs related to software development. During the nine months ended December 31, 1999 and 1998, we incurred approximately $220,000 and $390,000, respectively, for software development costs.

Employees and consultants

     We have 20 core full-time employees, of whom 14 are located in our main office in Houston, Texas and 6 are based in our other locations. In addition to these core employees, we also have an additional labor pool consisting of contract professionals that are hired on a part-time basis.

Facilities and equipment

     Our principal executive offices are located in Houston, Texas. In addition, we have offices in Los Angeles, California, Denver, Colorado and Washington, D.C. Our Houston office consists of approximately 6,643 square feet which we hold on a four year sublease expiring 2002. Our monthly rent is $5,536, with triple net adjustments.

     Our Los Angeles area office consists of 2,644 square feet which we occupy under a three year lease in Torrance, California expiring in March 2001. The monthly rent at that location is $3,305, together with triple net adjustments. We only have two employees in our Torrance location and do not have immediate plans to expand that facility.

     Our Denver office is shared with Corporate Stock Transfer, Inc., our stock transfer agent and a company owned by our primary stockholder, Carylyn
K. Bell. We pay a market rate of $1,500 per month for use of this office for approximately 750 square feet and this rate includes administrative support. We reimburse this company for all other out-of-pocket expenses incurred on our behalf.

     Our Washington, D.C. office consists of space utilized in the office of one of our consultants, American Defense International (see "Consultants").
As part of our agreement with these consultants, we utilize their office space as needed. We do not have any current plans to change these arrangements for Washington D.C. location. We believe that each of these facilities are adequate for the foreseeable future and do not plan any substantial expansion or alteration.

     We own computer equipment and office furniture and fixtures.

Consultants

     We have a consulting agreement with American Defense International ("ADI") which assists us in establishing, developing and maintaining contacts within the federal government. Under the agreement, ADI is paid a monthly consulting fee of $7,500 which we share with Andersen Consulting LLP. The agreement can be terminated by either party at any time.

     We also have a consulting arrangement with McCandish Partners, a company controlled by Carylyn K. Bell, the Company's principal stockholder and wife of
J. Daniel Bell, pursuant to which it pays $3,000 per month for financial advisory services.

Legal proceedings

     On February 17, 1999, a former employee/independent contractor of a company previously owned by one of our executive officers, filed suit in Superior Court in San Diego California, against us, the executive officer, Jeff Spencer, and our principal stockholders. This suit is captioned Patrick Foley v. Program Management Solutions Inc.; GeniSys Information Systems, Inc.; et al. On March 25, 1999, we were served with the complaint. The complaint alleges breach of contract, constructive trust and conspiracy. Our management and legal counsel believe the suit is without substantial merit, we have asserted counterclaims and plan to vigorously defend the case. The pending suit is not expected to have a material adverse effect on us, although it will require a portion of our scarce working capital to defend.

                                  MANAGEMENT

Directors, executive officers and key employees

     The name, position with the Company, age of each Director, executive officer and key employee of the Company is as follows:


          Name(1)               Age            Position
          -------              -----         -------------

        J. Daniel Bell          54           Chairman of the Board,
                                             President, Chief Executive
                                             Officer
        Carylyn K. Bell         41           Director, Secretary
        Walter Strycker         70           Director
        Henry Fong              61           Director
        Craig Crawford          46           Vice President
        Jeffery M. Spencer      40           Vice President
        Ward P. Rivenburg       42           Chief Financial Officer

---------------------------

(1)     J. Daniel Bell and Carylyn K. Bell are husband and wife.

        We conduct business through our wholly owned subsidiary, GeniSys Information Systems, Inc. The name, position, and age of each Director and executive officer of such subsidiary are as follows:

        Name(2)                 Age          Position

        J. Daniel Bell          54           Chairman of the Board,
                                              Chief Executive Officer
        Craig Crawford          46           Director, President
        Jeffery M. Spencer      40           Director, Senior Vice
                                              President
        William M. Bell         34           Director
        Ward P. Rivenburg       42           Director, Chief Financial
                                              Officer, Secretary and
                                              Treasurer

---------------------------------
(2) J. Daniel Bell and Carylyn K. Bell are husband and wife. William M. Bell is the son of J. Daniel Bell.


        The following sets forth biographical information with respect to our Directors and executive officers for the prior five years:

        J. Daniel Bell has been Chairman of the Board and Chief Executive Officer since March 1999and Chairman and Chief Executive Officer of GeniSys Information Systems, Inc. since inception. Prior to his association with iGeniSys, Mr. Bell served as Chairman of the Board and Chief Executive Officer of Industrial Services Technologies, Inc. ("IST"), a Denver-based acquisition platform company. This company was privately sold to Phillip Services, Inc., a Canadian-based conglomerate serving the process industries. Over the past ten years, Mr. Bell has managed or co-managed over twelve acquisitions of various
sizes, including a specialty welding and fabrication company.   He is also a
director and officer of Dunn International, Inc. based in Houston, Texas.
Dunn International, Inc. is not involved in the project management area and is currently in liquidation. Mr. Bell attended Texas A&M University and graduated from Lamar University with degrees in Economics and Marketing.

        Craig Crawford has been Director and President of the subsidiary and Vice President of the Company since March 1999. Mr. Crawford is responsible for the day-to-day operations of the Company with a principal focus on the Company's sales and marketing efforts and customer relations. Prior to iGeniSys, Mr. Crawford served as Vice President, Western Region, for a specialty welding and mechanical contracting company. He was the Vice President, West Region, for Serv-Tech, Inc., and has served in Senior Management positions from Operations to Finance at Rice University, Brown and Root, Inc. and Goodwin Dannenbaum Littman and Wingfield, Inc. He attended the Colorado School of Mines, studying Chemical Engineering, and graduated from North Carolina State University with a BBA, Business Management.

        Jeffery M. Spencer has been Senior Vice President and Director of the Subsidiary and Vice President of the Company since March 1999 and is responsible for the development of software tools and delivery of services. He has developed project management solutions on a wide range of complex projects, for example: X-33 (Space Plane), JSF (Joint Strike Fighter), Space Station, NAVAIR (E2-C), Supercollider, Army SDI, Air Force SDI, and Navy MIDS (Superproject conversion). Prior to GeniSys Information Systems, Mr. Spencer was the President of Program Management Solutions Incorporated, a consulting firm specializing the design and customization of Decision Support Systems utilizing Microsoft Windows-based products, and customized training programs for related Microsoft Windows applications. Mr. Spencer received a Bachelors of Science in Production and Operations Management from California State University, Northridge.

        Ward P. Rivenburg joined us as Chief Financial Officer and Director of the Subsidiary and our Chief Financial Officer in June 1999. Previously Mr. Rivenburg served as Vice President of Finance for Nationwide Graphics, Inc., a company involved in the consolidation of the commercial printing industry. Mr. Rivenburg was the Senior Manager with the accounting firm of BDO Seidman, LLP in 1998. From 1994 to 1998, Mr. Rivenburg was Finance and Corporate Accounting Manager for Westlake Chemical Corporation. Prior to Westlake Chemical, he was with Price Waterhouse for 12 years and was promoted to Senior Manager. Mr. Rivenburg was with KPMG Peat Marwick for three years after graduating in 1979 from Augustana College with a BA in Accounting and Business Administration. He became licensed in 1982 as a Certified Public Accountant.

        Carylyn K. Bell, Director, Secretary and Treasurer since March 1999, is the wife of J. Daniel Bell, Chairman of the Board and Chief Executive Officer. In 1985, she founded Corporate Stock Transfer, Inc., a service company located in Denver, Colorado representing public and private companies in all aspects of shareholder needs and continues to serve as its chief executive. From 1988 until 1991, she held the offices of Secretary and Treasurer of Industrial Services Technologies, Inc., a Denver based acquisition platform company headed by her husband. She also served as Secretary for E-Management Corp. from 1987 until 1997.

        William M. Bell, Director since 1999, is Vice President of Huttner & Company, a Houston, Texas based management consulting firm. Prior to working with Huttner & Company, Mr. Bell worked in the corporate finance consulting department at Coopers & Lybrand, LLP. Mr. Bell is the son of J. Daniel Bell, our Chairman of the Board and Chief Executive Officer.

        Walter Strycker, Director since 1999, joined the Board of Directors of iGeniSys Inc. in June 1999. Mr. Strycker serves as the President of Marine Coastal Corporation, a financial, merger and acquisition, and corporate business consulting firm. Mr. Strycker served as Chief Executive officer of Marie Callender Pie Shops, Inc. from March 1991 to 1995. Prior to 1991, Mr. Strycker was employed in various executive positions including Senior Vice President Wheelabrator Environmental Systems, Senior Vice President Signal Energy Systems, President Air Pollution Control Division of Wheelabrator Frye, and President of Associates Venture Capital Corporation. Also, Mr. Strycker was a founder and Chief Financial Officer of Decimus Corporation, a joint venture with the Bank of America involving financial leasing and computer services. He also spent fifteen years with the IBM Corporation in various marketing positions as well as product development. Mr. Strycker is a graduate of the University of California at Berkeley with a degree in Finance.

        Henry Fong, Director since 1999, has been the President, Treasurer and a Director of Equitex, Inc. since its inception in January 1983. Equitex, formerly an investment company, is now an operating company which has executed a definitive agreement to merge with a single bank holding company. From 1987 to June 1997, Mr. Fong was Chairman of the Board and Chief Executive Officer of RDM Sports Group, Inc. and was its President and Treasurer from 1987 to 1996. From July 1996 to October 1997, Mr. Fong was a Director of IntraNet Solutions, Inc., a publicly held company which provides internet/intranet solutions to Fortune 1000 companies and was the Chairman of the Board and Treasurer of its predecessor company, MacGregor Sports and Fitness, Inc., from February 1991 until the two companies merged in July 1996. From January 1993 to January 20, 1999, Mr. Fong was Chairman of the Board and Chief Executive Officer of California Pro Sports, Inc., a publicly traded manufacturer and distributor of in-line skates, hockey equipment and related accessories. From 1959 to 1982 Mr. Fong served in various accounting, finance and budgeting positions with the Department of the Air Force. During the period from 1972 to 1981, he was assigned to senior supervisory positions at the Department of the Air Force headquarters in the Pentagon. In 1978 he was selected to participate in the Federal Executive Development Program, and in 1981 he was appointed to the Senior Executive Service. In 1970 and 1971, he attended the Woodrow Wilson School, Princeton University and was a Princeton Fellow in Public Affairs. Mr. Fong received the Air Force Meritorious Civilian Service Award in 1982. Mr. Fong is a certified public accountant.

        Each director is elected to serve for a term of one year until a successor is duly elected and qualified.

        Our executive officers are elected annually at the first meeting of our Board of Directors held after each annual meeting of stockholders. Each executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by our By-Laws.

        Currently, we do not have standing Audit, Compensation or Nominating Committees of the Board of Directors. During the first six months of 2000 we do plan to form an Audit Committee. No member of the Audit Committee will receive any additional compensation for his service as a member of that Committee and members of this committee will be primarily comprised of non-officer directors. The Audit Committee will be responsible for providing assurance that financial disclosures made by management reasonably portray our financial condition, results of operations, plan and long-term commitments.
To accomplish this, the Audit Committee will oversee the external audit coverage, including the annual nomination of the independent public accountants, review accounting policies and policy decisions, review the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by management, review with management the Management's Discussion and Analysis section of the Annual Report, review the letter of management representations given to the independent public accountants, meet privately with the independent public accountants to discuss all pertinent matters, and report regularly to the Board of Directors regarding its activities.

        We also plan to form a Compensation Committee during fiscal 2000. No member of the Compensation Committee will receive any additional compensation for his service as a member of that Committee. The Compensation Committee will be responsible for reviewing pertinent data and making recommendations with respect to compensation standards for our executive officers, including the President and Chief Executive Officer, establishing guidelines and making recommendations for the implementation of management incentive compensation plans, reviewing the performance of the President and CEO, establishing guidelines and standards for the grant of incentive stock options to key employees under our Equity Incentive Plan, and reporting regularly to our Board of Directors with respect to its recommendations.

        Except for J. Daniel Bell's relationship to Carylyn K. Bell, his wife, and William M. Bell, his son, there are no family relationships among Directors, nor any arrangements or understandings between any Director and any other person pursuant to which any Director was elected as such. Our Class B Common Stock, which can only be issued to J. Daniel Bell, gives Mr. Bell the right to elect a majority of the Board. The present term of office of each Director will expire at the next annual meeting of stockholders.

Director compensation

        During the fiscal year ended March 31, 1999, outside Directors received no cash compensation or other remuneration for their service on our Board of Directors, however they were reimbursed their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties.

        The Board of Directors has adopted a formula plan pursuant to which outside Directors are entitled to receive, under our 1999 Equity Incentive Plan, an initial grant of non-qualified stock options exercisable to purchase 30,000 shares of common stock and, for each additional year of service after the first year, additional non-qualified stock options exercisable to purchase 10,000 shares of our common stock. All non-qualified stock options issuable to outside Directors under the Plan have an exercise price equal to the fair market value of our common stock on the date of grant, and are exercisable for a period of five years from the date of grant.

        Directors who are also our executive officers receive no additional compensation for their services as Directors.

Executive compensation

        The following table and discussion set forth information with respect to all compensation earned by or paid to our Chief Executive Officer ("CEO"), and our most highly compensated executive officers other than the CEO, for all services rendered in all capacities to us and our subsidiaries for each of our last two fiscal years ended March 31, 1999 and 1998 (since inception). However, no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

                                      TABLE 1
                            SUMMARY COMPENSATION TABLE
                                                                           Long
Term Compensation                                                                           ------
----------------------------
                                    Annual Compensation(1)              Awards
Payouts
                                  --------------------------      -------------------
--                                          -------
                                                      Other           All
                                                     Annual      RestrictedOther
Name and                                             Compen-        StockLTIP
Compen-
Principal                Year     Salary    Bonus    sation       Award(s)
Options/                Payouts   sation
Position                 Year       ($)      ($)     ($)(2)          ($)SARs($)($)
---------------         -------  --------   -----   ---------    ----------------
--                      -------   ------

Daniel J. Bell,           1999     33,500     -0-       -0-         -0-         -0-
                           -0-        -0-
  Chairman                1998     32,400     -0-       -0-         -0-         -0-
                           -0-        -0-

Craig Crawford, Vice      1999    116,417   10,000      -0-         -0-       470,000
                           -0-        -0-
  President               1998     92,436    3,000      -0-         -0-         -0-
                           -0-        -0-

Jeff Spencer, Vice        1999    147,561   16,000      -0-       29,000      570,000
                           -0-        -0-
  President               1998    129,619   10,000      -0-         -0-         -0-
                           -0-        -0-

Ward Rivenburg(1)

------------------------------

(1) Mr. Rivenburg joined us in June 1999 at a base compensation level of $110,000. He receives performance bonuses at the discretion of the Chief Executive Officer and received 250,000 options to purchase our common stock.

Employment agreements

     In June 1999, we entered into oral employment contracts with our Chief Executive Officer, President, Senior Vice President of Sales, and a written agreement with our Chief Financial Officer. These arrangements require annual executive compensation totalling $418,000, and payment of performance bonuses and issuance of stock options at the sole discretion of the Board of Directors. This compensation level is consistent with the amounts paid during the year ended March 31, 1999. These agreements are for a one-year period and automatically renew, unless terminated by either party with 60-day notice.
The annual compensation is as follows:

     J. Daniel Bell                          $ 36,000
     Craig Crawford                          $116,000
     Jeffery M. Spencer                      $156,000
     Ward P. Rivenburg                       $110,000

     We have not obtained any key man life insurance on any of our executive officers.

Equity Incentive Plan

     On May 17, 1999 we adopted an Equity Incentive Plan. Pursuant to the Plan, stock options granted to eligible participants may take the form of incentive stock options or ISOs under Section 422 of the Internal Revenue Code of 1986, as amended, or options which do not qualify as ISOs, known as non-qualified stock options or NQSOs. As required by Section 422 of the Code, the aggregate fair market value of our common stock with respect to our ISOs granted to an employee exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSOs. The exercise price of an ISO may not be less than 100% of the fair market value of the shares of our common stock on the date of grant. The exercise price of an NQSO may be set by the Plan administrator. An option is not transferable, except by will or the laws of descent and distribution. If the employment of an optionee terminates for any reason (other than for cause, or by reason of death, disability, or retirement), the optionee may exercise his options within a ninety day period following such termination to the extent he was entitled to exercise such options at the date of termination. Either our Board of Directors (provided that a majority of directors are "disinterested") can administer the Plan, or our Board of Directors may designate a committee comprised of directors meeting certain requirements to administer the Plan. The Administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 2,500,000 shares of our common stock is reserved for issuance under the Plan.

     At February 15, 2000, we had granted a total of 1,780,000 incentive stock options under the Plan exercisable at $.40 per share, and 80,000 non-qualified stock options which have been issued to certain members of our outside Board of Directors and optionholders exercisable at $.40 per share. All options have been issued with exercise prices at or above market value on the date of issuance.

     The following tables set forth certain information concerning the granting and exercise of incentive stock options during the last completed fiscal year by each of the named executive officers.

                                    TABLE 2
                          Option/SAR Grants for Last
                        Fiscal Year - Individual Grants

                          Number of   % of Total
                         Securities  Options/SARs
                         Underlying   Granted to
                        Options/SARs Employees in    Exercise    Expiration
       Name              Granted (#)  Fiscal Year  Price ($/Sh)     Date
----------------------  ------------ ------------  ------------  ----------

J. Daniel Bell               -0-          -0-           -0-          -0-

Craig Crawford             470,000        26%          $.40         2009

Jeff Spencer               570,000        32%          $.40         2009

Ward Rivenburg(1)          250,000        14%          $.40         2009

---------------------

(1) Mr. Rivenburg joined us in June 1999 and at this time his options were granted.


     The options granted to these officers vest in these officers over the next five years. None of the above options have been exercised by the officers.


                                       TABLE 3

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION/SAR VALUES
                ----------------------------------------------------
                                                                         Value of
                                                                     Number of
Unexercised
                                                                    UnexercisedIn-
the-Money
                                                                   Options/SARs
Options/SARs
                                                                   at FY-End (#)at
FY-End ($) (1)
                        Shares Acquired       Value Realized        Exercisable
Exercisable/
Name                    on Exercise (#)             ($)           (Unexercisable)
Unexercisable
----------------        ---------------       --------------      ------------------
--------------


J. Daniel Bell                -0-                   -0-                 -0--0-

Craig Crawford                -0-                   -0-               470,000-0-

Jeff Spencer                  -0-                   -0-               570,000-0-

------------------------------


(1) Value Realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of our common stock on the date the options are exercised.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options. The fair market value of the securities underlying the options are based upon the determination of the Board of Directors in light of the arms-length transactions in the same securities.

Indemnification and Limitation on Liability of Directors

     Our Articles of Incorporation provide that we shall indemnify, to the fullest extent permitted by Colorado law, any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the Colorado Business Corporation Act. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for (i) any breach of the duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,
(iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Articles.

                             CERTAIN TRANSACTIONS

Founders and promoters of Zion Enterprises, Inc.

     When we first formed the Company, we issued 895,000 shares of Common Stock to our original founders and promoters in exchange for their services. The following sets forth the names of the company's promoters and the amount of shares received by each for their services:

                                   Amount
     Name                          of Shares
     ------------------------      ----------------

     Earnest Mathis, Jr.(1)        298,334
     Gary J. McAdam(2)             298,333
     Gary A. Agro                  298,333


---------------

(1)  Shares were issued in the name of Mathis Family Partners, Ltd.

(2)  Shares were issued in the name of GM/CM Family Partners, Ltd.


     In April and May 1996, we distributed an additional 81,250 shares to approximately 240 persons in order to create a large shareholder base. We received no cash consideration from the persons who received these shares.

     We have been informed by the Commission that it is their view that none of the 976,250 shares of our common stock which were issued to the original shareholders of Zion Enterprises, Inc. may be resold without their being registered under the Securities Act. As a result, we have agreed to register for resale all of these shares in the concurrent offering being undertaken by the Selling Shareholders.

Founders and promoters of GeniSys Information Systems, Inc.

     When GeniSys Information Systems, Inc. ("GISI") was formed and organized in 1997, it issued shares of its common stock to the following persons for the consideration set forth below:

                                         Number of
     Name              Class             Shares        Consideration
     ----              -----             ----------    ---------------

     Carolyn K. Bell   Class A           1,660,000     $25,000; conversion
                                                       of $75,000 of debt
                                                       plus accrued
interest

     J. Daniel Bell    Class B           10,000        $100


     In March 1999 when we acquired GISI, we issued to Mrs. Bell a total of 6,682,571 shares of our common stock in exchange for her shares of Class A Common Stock of GISI. In that exchange, Mr. Bell received 10,000 shares of our Class B Common Stock in exchange for 10,000 shares of Class B Common Stock of GISI.

Bridge loans and conversion

     In anticipation of completing our acquisition of GeniSys Information Systems, Inc., we arranged for a total of $580,000 of bridge loans in February 1999 which GeniSys Information Systems, Inc. used for working capital. The persons who made the bridge loans then agreed to convert all of the loans into 1,472,083 shares of Common Stock at the same time that the acquisition of GeniSys Information Systems, Inc. was completed. This represented conversion of the bridge loans into Common Stock at a value of $.394 per share. The bridge loans were held by 17 persons, including Mr. Fong, one of our directors, who converted $200,000 in loans.

Acquisition of GeniSys Information Systems, Inc.

     In March 1999, we completed the acquisition of 100% of the outstanding shares of Common Stock of GeniSys Information Systems, Inc. in exchange for 7,516,740 shares of Common Stock. This resulted in the persons who control GeniSys Information Systems, Inc., Mr. and Mrs. Bell, acquiring control of the Company as well.

Transactions with principal shareholder

     Carolyn K. Bell is one of our founders and promoters and our largest principal shareholder. During the past two years, we have had a number of transactions with Mrs. Bell which can be summarized as follows:

     * Mrs. Bell provided working capital through a factoring line of credit and revolving line of credit which reached a maximum principal amount of $400,000, until repaid in May of 1999 when we obtained a credit arrangement with a commercial financing source.

     * Mrs. Bell has provided numerous loans to the Company which, as of the date of this Prospectus, total $137,500.

     * Mrs. Bell arranged for a $100,000 loan for us at a financial institution. We owe Mrs. Bell $31,530 on this loan as of December 31, 1999 and the loan is secured by a $100,000 certificate of deposit owned by Mrs. Bell.

     * Mrs. Bell is the principal owner of our transfer agent, Corporate Stock Transfer, Inc.

     * We use office space provided by Corporate Stock Transfer, Inc. in its Denver, Colorado offices.

     * We pay $3,000 per month for financial advisory services to McCandish Partners, a company owned by Mrs. Bell.

     While we have not formally adopted any policy controlling transactions with our affiliates and principal shareholders, in each instance we believe that the terms of these arrangements are commercially reasonable. Mrs. Bell has made working capital available to us under circumstances where we were unable to obtain it from other sources.

Transactions by certain affiliates

     In January 2000, Mr. Craig Crawford, President and Director of our subsidiary, sold to three of our other employees 70,000 shares of Common Stock which he owned, which sales were at a price of $.40 per share. These transactions will result in a one-time, non-cash charge against our income in January because they are viewed as being essentially compensatory in nature and the shares were sold at less than fair market value.

     In February 2000, a member of the our Board of Directors loaned to us $100,000. This loan was made to meet our operating cash needs to purchase some past-due invoices from our financial institution. This loan is secured by the purchased invoices and a second lien on our software products. The loan carries an interest rate of 15% and is payable in May 2000.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this Prospectus, the stock ownership of each person known by us to be the beneficial owner of five (5%) percent or more of our common stock, all of our executive officers and directors individually and all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.


Name and Address         Amount and Nature         Percent of Class(1)(2)
of Beneficial         of Beneficial Ownership         Before     After
Owner                                             Offering(2)Offering(2)(4)
-----------------     -----------------------    ----------- --------------
J. Daniel Bell(5)(6)               42,191         .4%            .3%
2750 East Cedar Avenue
Denver, CO  80209

Carylyn K. Bell(5)(7)            6,682,571        61.2%        53.8%
2750 East Cedar Avenue
Denver, CO  80209

Jeffery Spencer(8)               1,176,695        10.8%         9.5%

Craig Crawford(9)                  924,000         8.5%         8.9%

Ward Rivenburg(10)                 250,000         2.3%         2.0%

Walter Strycker(11)                 30,000          .3%          .2%

Henry Fong(12)(14)                 654,008         5.9%          .7%

William Maury Bell(3)(14)           88,071          .8%          .4%

Gulfstream Financial               558,375         5.1%          .4%
  Partners, LLC(13)(14)

All Officers and Directors       9,759,465        83.1%        74.6%
as a Group (8 persons)

-----------------------


(1) Under SEC Rules, we include in the number of shares owned by each person the number of shares issuable under outstanding options if those options are exercisable within 60 days of the date of this Prospectus. We calculate the ownership of each person who owns exercisable options by adding (i) the number of exercisable options for that person only to (ii) the number of total shares outstanding and dividing that result into
     (iii) the total number of shares and exercisable options owned by that person.

(2) Does not reflect voting percent. Mr. Bell's 10,000 shares of Class B Common Stock entitle him to elect a majority of our directors.

(3) Unless otherwise noted, the address of each person is 654 North Belt East, Suite 310, Houston, Texas 77060.

(4) Does not give effect to the exercise of any outstanding options or warrant. Assumes all 1,500,000 shares of common stock are sold in the Offering.

(5) J. Daniel Bell is the husband of Carylyn K. Bell and the father of William Maury Bell.

(6) Consists of 10,000 shares of Class B Common Stock and 32,191 shares of Class A Common Stock. Mr. Bell's 10,000 shares of Class B Common Stock entitle him to elect a majority of our directors. On matters other than the election of directors, the shares of Class B Common Stock are counted equally with shares of Class A Common Stock.

(7) Includes 500,000 shares of Common Stock held by Mrs. Bell as custodian of Caitlyn Ann Bell, Christopher Ryan Bell, Henry Daniel Bell, Ian Gregory Bell and Kathleen Ann Bell under the Colorado Uniform Gifts to Minors Act. Also includes 3,032,221 shares held of record by McCandish, LLC, a limited liability company of which Mrs. Bell is a manager and controlling person. In November 1999, Mr. Crawford exercised options from Mrs. Bell and purchased 350,000 shares at $.01 per share. In January 2000, Mr. Crawford sold 171,000 of these shares in three separate, private sales for total consideration of $78,000. Further in January 2000, Mr. Crawford gifted 41,500 shares to persons involved with the formation of GeniSys Information Systems, Inc.

(8) Includes incentive stock options granted under the Plan exercisable to purchase, in the aggregate, 570,000 shares of common stock at an exercise price of $.40 per share, subject to future vesting.

(9) Includes options granted by Mrs. Bell to Mr. Crawford exercisable to purchase from shares of common stock beneficially owned by Mrs. Bell 350,000 shares of common stock at a price of $.001 per share and 250,000 shares of common stock at a price of $.10 per share. Also includes incentive stock options granted under the Plan exercisable to purchase, in the aggregate, 470,000 shares of common stock at an exercise price of $.40 per share, subject to future vesting.

(10) Consists of incentive stock options granted under the Plan exercisable to purchase, in the aggregate, 250,000 shares of common stock at an exercise price of $.40 per share, subject to future vesting.

(11) Consists of non-qualified stock options granted under the Plan exercisable to purchase, in the aggregate, 30,000 shares of common stock at an exercise price of $.40 per share.

(12) Includes non-qualified stock options granted under the Plan exercisable to purchase, in the aggregate, 30,000 shares of common stock at an exercise price of $.40 per share and warrants to purchase 5,967 shares. Includes the 558,375 shares of common stock held of record by Gulfstream Financial Partners, LLC, of which Mr. Fong would be deemed a beneficial owner by virtue of his power to vote and dispose of such shares.

(13) Gulfstream Financial Partners, LLC is a Colorado Limited Liability Company whose members include Henry Fong, a member of the Board of Directors. The members have the authority by majority vote to make decisions with respect to the voting or disposition of those shares owned by us.

(14) In the Concurrent Offering being undertaken by certain selling shareholders, Henry Fong, William Maury Bell and Gulfstream Financial Partners, LLC are each offering shares for sale on a delayed and continuous basis. The following table sets forth information related to their share ownership giving effect to the Selling Shareholder Offering:

                              Shares     Shares Beneficially
Name                          Offered    Owned After Offering     Percent
----------                    -------    ---------------------    -------

Henry Fong                    59,666     35,967                    .3%
William Maury Bell            38,071     53,807                    .4%
Gulfstream Financial
     Partners, LLC            507,614    50,761                    .4%


                             THE COMPANY OFFERING

     We are offering on a best efforts basis up to 1,500,000 shares of our common stock at an offering price of $1.50 per share. The offering price of the common stock being offered hereby was arbitrarily determined by us and is not necessarily related to our assets, book value or financial condition. In determining the offering price and the number of shares of common stock to be offered, we considered such factors as our financial condition, our net tangible book value, limited operating history and general condition of the securities market. Accordingly, the offering price of the common stock may not indicate the actual value of the Company.

     We are offering the shares of Common Stock to the public through our chief executive officers and will rely primarily on the efforts of J. Daniel Bell, our President and CEO and Henry Fong, a director. No commissions, fees or other compensation will be paid to officers or directors in connection with the offering. We may retain the services of selling agents who are members of the National Association of Securities Dealers to assist us. On any sales made by the selling agents, a commission of up to ten percent (10%) may be paid. To date there exists no arrangements or commitments to retain any selling agent.

     We will offer the shares to the public beginning on the date of this Prospectus and ending 90 days from the date of this Prospectus, unless all of the shares are sold sooner. Investors in the Offering will be asked to sign a subscription agreement at the time they pay for their shares. We have no arrangements to escrow or impound any of the proceeds from the sale of shares, and all proceeds will be immediately deposited into our general operating account and used for working capital. We intend to deliver to investors certificates for their shares within 30 days of accepting their subscription agreements.

     There currently exists no public trading market for our Common Stock, and we cannot assure you that such a market will develop in the future. In the absence of an active public trading market, an investor may not be able to liquidate his investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operation.

     Our securities may be quoted on the OTC Electronic Bulletin Board or in the "pink sheets" maintained by the National Quotations Bureau, Inc. which reports quotations by brokers or dealers making a market in particular securities. We have no agreement with any broker or dealer to act as a marketmaker for our securities and there is no assurance that we will be successful in obtaining any marketmakers. The lack of a marketmaker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate quotations as to the price of, our securities.

                           DESCRIPTION OF SECURITIES


     We are authorized to issue up to 100,010,000 shares of $.001 par value common stock and 50,000,000 shares of $.01 par value preferred stock. As of February 14, 2000, 10,919,384 shares of Class A Common Stock, 10,000 shares of Class B Common Stock and no shares of preferred stock were issued and outstanding, and there were 281 stockholders of record.

Common Stock

     Our authorized common stock consists of 100,000,000 shares of Class A Common Stock and 10,000 shares of Class B Common Stock. The shares of Class A Common Stock and Class B Common Stock are identical with respect to the relative rights and preferences of holders of such shares with respect to dividends, payment on liquidation, lack of cumulative voting and preemptive rights. However, the Class B Common Stock may only be issued to J. Daniel Bell, our Chairman and CEO, or an entity controlled by Mr. Bell. The holders of Class B Common Stock voting as a separate class have the right to elect a majority of the members of our Board of Directors. All issued and outstanding shares of Class B Common Stock automatically convert into an equal number of Class A Common Stock if and when transferred to any person other than J. Daniel Bell.

     Each holder of common stock is entitled to one vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of Class A Common Stock are not entitled to pre-emptive rights and are not subject to redemption or assessment. Each share of Class A Common Stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of Class A Common Stock are entitled to receive, pro-rata, our assets which are legally available for distribution to stockholders. The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

     We are authorized to issue up to 50,000,000 shares of $.01 par value preferred stock. Our preferred stock can be issued in one or more series as may be determined from time-to-time by our Board of Directors. In establishing a series our Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. Our Board of Directors has the authority, without stockholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation:
(1) the rate of distribution, (2) the price at and the terms and conditions on which shares shall be redeemed, (3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, and (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (6) voting rights except as limited by law.

     Although we currently do not have any plans to issue shares of preferred stock or to designate any series of preferred stock, there can be no assurance that we will not do so in the future. As a result, we could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption of such shares, together with a premium, prior to the redemption to common stock. Our common stockholders have no redemption rights. In addition, our Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Warrants

     We have issued to certain investors a total of 147,205 Class A Warrants, each exercisable for one year to purchase a share of our common stock at a price of $1.00 per share. The Class A Warrants expire on October 31, 2000. We have the ability to repurchase the warrants if we have registered the exercise of the warrants with the Commission and our public trading price has been more than $1.50 per share for at least ten consecutive trading days. In such event, holders of the warrant will have a 30 day notice period in which to exercise the warrants, and any warrants not exercised will be redeemed by us at a redemption price of $.01 per share.

Transfer Agent, Warrant Agent and Registrar

     The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., Denver, Colorado. Ms. Carylyn Bell, one of our directors, executive officers and principal shareholders, is the controlling person of the transfer agent.

Reports to Stockholders

     We intend to furnish annual reports to stockholders which will include audited financial statements reported on by our independent certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders as it deems appropriate.

                                 LEGAL MATTERS

     The validity of the issuance of the shares we are offering will be passed upon for us by Neuman, Drennen & Stone, LLC, Boulder, Colorado.

                                    EXPERTS

     The audited consolidated financial statements of iGeniSys, Inc. and subsidiaries included herein and elsewhere in the Registration Statement have been audited by Gelfond Hochstadt Pangburn, P.C., independent certified public accountants, for the periods and to the extent set forth in their reports appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

                             AVAILABLE INFORMATION

     You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

     We have filed with the Commission a Registration Statement on Form SB-2 to register the shares of our common stock and common stock warrants to be sold by the Selling Securityholders and issued pursuant to the exercise of the warrants. This Prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information about us or our common stock, you may refer to the Registration Statement and to the exhibits filed as part of the Registration Statement.

     We are not currently subject to the informational filing requirements of the Exchange Act. However, as a result of this Offering, we will become subject to these requirements and will file periodic reports, including annual reports containing audited financial statements, reports containing unaudited interim financial statements, quarterly and special reports, proxy statements and other information with the Commission. We will provide without charge to each person who receives this Prospectus copies of our reports and other information which we file with the Commission. Your request for this information should be directed to our Chief Financial Officer, Ward Rivenburg, at our corporate office in Houston, Texas. You can also review this information at the public reference rooms of the Commission and on the Commission's website as described above.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


     This index relates to the consolidated financial statements set forth in this Prospectus of iGeniSys, Inc.

Independent Auditors' Report of Gelfond Hochstadt Pangburn, P.C.           F-2

Consolidated Balance Sheets as of March 31, 1999 and 1998 and
     as of December 31, 1999 (unaudited)                                   F-3

Consolidated Statements of Operations for the year ended
     March 31, 1999, for the period May 1, 19997 (inception)
     to March 31, 1998, and for the nine months ended December
     31, 1999 (unaudited) and 1998                                    F-5

Consolidated Statements of Shareholders' Equity for the year ended March 31, 1999 and for the period from May 1, 1997
     (inception) to March 31, 1998 and the nine month period
     ending December 31, 1999 (unaudited)                             F-6

Consolidated Statements of Cash Flows for the year ended
     March 31, 1999, for the period May 1, 1997 (inception)
     to March 31, 1998, and for the nine months ended December
     31, 1999 (unaudited) and 1998                                    F-7

Notes to Consolidated Financial Statements                            F-9

                         Independent Auditors' Report


The Board of Directors and Shareholders
iGeniSys, Inc.

We have audited the accompanying consolidated balance sheets of iGeniSys, Inc. and subsidiary as of March 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended March 31, 1999 and the period from May 1, 1997 (inception) to March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iGeniSys, Inc. and subsidiary as of March 31, 1999 and 1998, and the results of their operations and their cash flows for the year ended March 31, 1999 and the period from May 1, 1997 (inception) to March 31, 1998, in conformity with generally accepted accounting principles.

As discussed in Note 9 to the financial statements, subsequent to the issuance of the Company's March 31, 1999 financial statements, management of the Company determined that a portion of previously capitalized software costs should have been expensed. As a result, development costs as shown on the Company's March 31, 1999 balance sheet have been reduced by $250,000, and selling, general and administrative expenses have been increased by a similar amount increasing the net loss for the year ended March 31, 1999 to $549,243.


GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado

June 25, 1999,
February 16, 2000 as to Note 9
                         iGENISYS, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                             March 31,        December 31,
                                     ------------------------
                                        1999            1998         1999
                                    ------------  ----------  ------------
                                                               (unaudited)
     ASSETS

CURRENT ASSETS:
  Accounts receivable, net of
     allowance for doubtful
     accounts of $79,500, $50,000,
     and $104,000 as of March 31,
     1999 and 1998 and December
     31, 1999, respectively         $   933,134  $  889,091         $465,260
  Other receivables                      12,055      33,649           23,192
  Contracts in process                  125,611      45,723            8,031
  Prepaid expenses and other             36,689      47,853           63,995
                                    ------------ ---------------     -------
   Total current assets               1,107,489   1,016,316          560,478

EQUIPMENT, net (Note 3)                 147,359      94,078          147,693

INTANGIBLES AND OTHER ASSETS:
  Development costs, net of
     accumulated amortization of
     $10,366 at March 31, 1999 and
     $56,464 at December 31, 1999
     (Note 9)                           299,819      46,521          341,155
  Royalties (Note 2)                     81,000      11,000           55,000
  Deposits and other                      9,154       3,784           61,093
                                   -------------  ----------      -----------
                                    $ 1,644,821  $1,171,699       $1,165,419
                                   ============= ===========    ============

  LIABILITIES AND SHAREHOLDERS' EQUITY
  -------------------------------------

CURRENT LIABILITIES:
  Bank overdraft                    $    16,632  $   23,937       $   59,360
  Accounts payable, trade               508,954     402,378          551,231
  Revolving line of credit
     (Notes 4 and 10)                    56,039           -          324,190
  Revolving line of credit and
     notes payable to shareholder
     (Note 2)                           394,409     144,000           96,531
  Current portion of obligations
     under capital leases (Note 5)       30,790      23,903           31,653
  Accrued payroll, taxes and
     withholdings                       257,396      84,159          129,430
  Due to affiliate (Note 2)             161,235     363,396          126,304
  Deferred contract revenue                   -           -           45,000
  Management fees payable,
     affiliate (Note 2)                  42,000       6,000           69,000
                                     -----------  ----------      -----------
 Total current liabilities            1,467,455   1,047,773        1,432,699

LONG-TERM DEBT:
  Convertible note payable,
     shareholder (Note 2)                     -      75,000                -
  Long-term portion of obligations
     under capital leases (Note 5)       23,310      43,902                -
                                     -----------   ----------     -----------
     Total liabilities                1,490,765   1,166,675        1,432,699

COMMITMENTS  (Note 6 and 10)

SHAREHOLDERS' EQUITY (Notes 7 and 10):
  Preferred stock, $.01 par;
     authorized 50,000,000 shares;
     no issued and outstanding shares
  Common stock, $.001 par value;
     authorized 100,010,000 shares:
  Class A; issued and outstanding
     9,955,023 and 4,634,351 shares
     as of March 31, 1999 and 1998,
     respectively, 10,915,027 at
     December 31, 1999                    9,954       4,634          10,915
  Class B; issued and outstanding
     10,000 shares (1999 and 1998)           10          10              10
  Additional paid-in capital            713,411      20,456       1,184,250
  Accumulated deficit                  (569,319)    (20,076)     (1,462,455)
                                      ----------  ----------     -----------
                                        154,056       5,024        (267,280)
                                      ----------  ----------     -----------
                                    $ 1,644,821  $1,171,699     $ 1,165,419
                                    ============ ===========    ============


                The accompanying notes to financial statements
                   are an integral part of these statements
                         iGENISYS, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                          For the period         For the nine
                             For the year   May 1, 1997          months ended
                                 Ended    (inception), to         December 31
                                                                 ------------------------
                            March 31, 1999March 31, 1998        1999          1998
                            -------------- -------------        ----          ----
                                                                          (unaudited)

REVENUES                    $  3,049,128   $1,882,445   $ 2,032,767       $1,868,671
                            -------------   -----------  -----------      ------------

OPERATING EXPENSES:
  Contract costs               1,478,633    1,036,945     1,297,519          975,912
  Selling, general and
     administrative:
     Affiliates (Note 2)          36,000        6,000        27,000        27,000
     Other                     1,943,673      827,426     1,431,318      1,345,445
  Depreciation and
     amortization                 57,756        6,253        90,115        32,841
                              -----------  -----------  ------------     ------------
                               3,516,062    1,876,624     2,845,952      2,381,198
                              -----------  -----------  ------------     ------------

OPERATING (LOSS) INCOME         (466,934)       5,821      (813,185)      (512,527)

INTEREST EXPENSE
  Shareholder (Note 2)            29,823       17,218        10,204         33,458
  Other                           52,486        8,679        69,747         12,717
                            -------------   ----------   -----------      -----------
                                  82,309       25,897        79,951         46,175
                            -------------   ----------   -----------      ------------

NET LOSS                    $   (549,243)   $ (20,076)  $  (893,136)      $(558,702)
                             ============   ==========  ============      =============

BASIC AND DILUTED LOSS
  PER SHARE                 $      (0.09)   $   (0.00)  $     (0.09)      $    (0.12)
                            =============   ==========  ============      =============

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING            6,165,715    4,602,510    10,295,938       4,602,510
                            ============= ============  ============      =============


                The accompanying notes to financial statements
                   are an integral part of these statements
                         iGENISYS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             FOR THE YEAR ENDED MARCH 31, 1999 AND FOR THE PERIOD
                FROM MAY 1, 1997 (INCEPTION) TO MARCH 31, 1998
        AND THE NINE MONTH PERIOD ENDING DECEMBER 31. 1999 (UNAUDITED)


                                                            Additional    Retained             Total
                        Class A      Class B                  Paid-in     Earnings        Shareholders'
                     Common Stock    Common Stock             Capital     (Deficit)           Equity
                   ----------------  ---------------------  -----------   -----------           ------------
                   Shares  Amount    Shares        Amount
                   ------ -------    ------       -------

BALANCES,
May 1, 1997            -       -        -              -            -      -                    -
Common stock
  issued for
  cash         4,634,351    $4,634   10,000        $  10    $  20,456                           $25,100
Net income             -         -        -            -            -     $(20,076)             (20,076)
              -----------   -------  --------      ------    ---------    ----------        -----------

BALANCES,
March 31,
  1998         4,634,351    4,634    10,000           10       20,456      (20,076)                5,024

Conversion of
  notes and
  interest
  payable      2,129,711   2,130                               79,605                             81,735
Common stock
  issued for
  services       742,678      742                              34,758                             35,500
Acquisition
  of the
  assets
  of Zion
  Enterprise,
  Inc. (Note 1)  976,200      976                                  64                              1,040
Common stock
  issued for
  cash         1,472,083    1,472                             578,528                            580,000
Net loss               -       -          -            -            -         (549,243)         (549,243)
               ---------- -------    -------       -------                    ------------      --------

BALANCES,
March 31,
  1999         9,955,023    9,954    10,000           10      713,411         (569,319)          154,056

Common stock
  issued for
  cash,
  unaudited      960,004      961         -            -      470,839                  -         471,800
Net loss,
  unaudited            -        -         -            -            -         (893,136)         (893,136)
               -----------  -------  --------      -------  ----------       -----------       -----------
BALANCES,
December 31,
  1999,
  unaudited   10,915,027    $10,915   10,000        $ 10   $1,184,250       $(1,462,455)       $ 267,280
             ============   ========= =========    ======== ============     ===========



 The accompanying notes to financial statements are an integral part of these statements
                         iGENISYS, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                             For the period              For the nine
                         For the year        May 1, 1997               months ended
                            Ended            (inception), to               December 31,
                                                                 -------------------------
                         March 31, 1999       March 31, 1998         1999         1998
                         --------------      ---------------     ------------  -----------


CASH FLOWS FROM OPERATING ACTIVITIES:
(unaudited)
  Net loss               $    (549,243)      $       (20,076)    $(893,136)   $(558,702)
  Adjustments to reconcile
    net loss to net cash
    used in operating
    activities -
  Provision for doubtful
    accounts                    79,500               50,000         24,500           -
  Depreciation and
    amortization                57,755                6,252         90,115       32,841
  Provision for loss
    on royalties                   -                     -          26,000            -
  Issuance of common stock
    as compensation             35,500                   -            -               -
  (Increase) decrease in -
     Accounts and other
       receivables            (123,543)            (939,091)       443,374      425,495
     Contracts in process      (79,888)             (45,723)       117,580     (106,832)
     Prepaid expenses and
       other                    32,758              (81,502)       (38,443)     (36,545)
Increase (decrease) in -
     Accounts payable          113,311              402,378         42,280       66,336
     Accrued payroll, taxes
       and withholdings        173,237               84,159       (127,966)      294,994
     Due to affiliate         (312,482)             363,396        (35,049)     (413,396)
     Deferred revenue                -                    -         45,000            -

     Management fees payable,
       affiliate                36,000                6,000         27,000         6,000
                              --------            ----------       --------      -------

  Net cash used in
     operating activities     (537,095)            (174,207)      (278,745)     (289,809)
                         -------------          ------------     -----------    -------


CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property
  and equipment                (88,013)             (29,434)       (45,334)      (75,902)
Development costs             (263,665)             (46,521)       (86,336)      (57,625)
Purchase of royalties          (70,000)             (11,000)             -       (70,000)
Deposits and other assets       (5,369)              (3,784)       (51,939)      (5,370)
                              ---------      ---------------     -----------    --------

 Net cash used in
     operating activities     (427,047)           (90,739)          (183,609)   (208,897)
                         -------------       ------------        -----------    --------


CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from (repayment of)
  bank overdraft                (7,305)            23,937             42,728      (23,937)
Proceeds from notes
  payable to shareholder       558,355            225,000             50,000           -
(Repayments of) proceeds
  from revolving line
  of credit to
  shareholder                 (307,946)           (6,000)           (347,878)       (8,257)
Proceeds from line of
  credit, net                  166,360                 -             268,151       589,882
Repayments of obligations
  under capital leases         (26,362)           (3,091)            (22,447)      (13,645)
Proceeds from issuances
  of common stock              581,040            25,100             471,800             -
                         -------------       -----------            --------      ---------

  Net cash provided by
     financing activities      964,142           264,946             462,354       544,043
                         -------------       -----------         -----------      --------

INCREASE (DECREASE) IN CASH
     AND CASH EQUIVALENTS          -              -                   -              9,703

CASH AND CASH EQUIVALENTS,
     BEGINNING                     -              -                   -                  -
                         ------------        -----------         --------          ---------


CASH AND CASH EQUIVALENTS,
     ENDING              $         -         $    -              $    -           $  9,703

                         ============        ===========         ========         =========

SUPPLEMENTAL DISCLOSURE
     OF CASH FLOW
     INFORMATION:

Cash paid for interest   $    87,232         $    20,974         $  84,592        $ 54,321
Cash paid for taxes                -                   -                 -               -
                         ===========         ===========         =========         ========



SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During the period from May 1, 1997 (inception) to March 31, 1998 and the year ended March 31, 1999, the Company executed capital lease agreements for the purchase of property and equipment totaling $12,657 and $70,896, respectively.

During August 1998 the Company's major stockholder converted $75,000 of convertible notes payable plus accrued interest of $6,735 into 2,129,711 shares of the Company's common stock, in satisfaction of amounts due.

 The accompanying notes to financial statements are an integral part of these statements.

                         iGENISYS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              AS OF MARCH 31, 1999 AND 1998 AND NINE MONTHS ENDED
                    DECEMBER 31, 1999 AND 1998, (UNAUDITED)

1.   Organization and summary of significant accounting policies:

     Corporate Background

     GeniSys Information Systems Inc. ("GeniSys") is a Colorado corporation formed on May 1, 1997 and it is the operating subsidiary of iGeniSys, Inc. (the "Company"). The Company's primary business is management consulting in the project management arena and the development of supporting project management software. GeniSys also performs ancillary services relating to assisting its customers in implementing its software and performing independent cost and risk analyses. Through March 31, 1999 (and December 31, 1999, unaudited), substantially all of the Company's customers were located throughout the United States.

     An independent group of investors formed Zion Enterprises, Inc. ("Zion") in February 1996 as a Colorado corporation. Zion was formed for the sole purpose of establishing a widely held company that would subsequently seek a merger with another entity that desired to merge. Through March 1999, Zion had no operations or business activity.

     In March 1999, Zion acquired all of the outstanding shares of the common stock of GeniSys in exchange for newly issued shares of Zion, whereby GeniSys' shareholders received 75% of the outstanding post-merger common stock. Zion became the parent company of GeniSys through this transaction. As a result of the transaction, the former officers and directors of GeniSys assumed control of Zion and changed the name to iGeniSys, Inc. This transaction has been accounted for as an acquisition of Zion by GeniSys and a recapitalization of GeniSys. The historical financial statements prior to this transaction are those of GeniSys as Zion had no significant activities. Also, the equity accounts of GeniSys have been restated to reflect the exchange ratio of one GeniSys share for 4.184 Zion shares. All significant intercompany transactions have been eliminated in consolidation.

     The consolidated balance sheet as of December 31, 1999, the consolidated statements of operations and cash flows for the nine months ended December 31, 1999 and 1998, and the consolidated statements of shareholders' equity for the nine months ended December 31, 1999 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all such periods have been made. The results of operations for the nine months ended December 31, 1999 are not necessarily indicative of the operating results for the full year.

     Significant Accounting Policies

     Basis of Preparation of Financial Statements - The Company has incurred operating losses since inception due to unassigned labor costs, development of its software products, and efforts to gain market acceptance for such products. These losses have caused the Company to operate with limited liquidity and created a deficit working capital as of March 31, 1999. Management has developed a plan to increase its working capital and subsequent to March 31, 1999 has raised equity capital of $471,800 as discussed in Note 9 through private placement of securities. This plan includes the effort to raise additional equity through public sale of securities during fiscal year ended March 31, 2000. Management's plans also include reducing operating costs while increasing sales and marketing efforts. However, the Company is not certain as to whether it will be successful in raising additional equity or increasing revenues. If management's plans are not successful, operations could be significantly reduced.

     Contracts in Process - Contracts in process represent the cost of work performed on contracts that have not been billed to the customer.

     Property and Equipment - Property and equipment is stated at cost. Depreciation, including amortization of capital leases, is provided for on the straight-line method over the shorter of the lease term or estimated useful lives of the assets, primarily five years.

     Development Costs - The Company's software development costs consists primarily of enhancements and software production from costs related to products for which technological and market feasibility has been established. Accordingly, such costs have been capitalized as incurred. Capitalization ceases when the product has been completed and the product is ready for release to our customers. Prior to the technological feasibility, development costs were expensed. In the years ended March 31, 1999 and 1998, the Company incurred approximately $450,000 and $100,000, respectively, for research and development costs related to software development. During the nine months ended December 31, 1999 and 1998, the Company incurred approximately $220,000 and $390,000, respectively, for software development costs. Amortization of the capitalized cost begins on a straight-line basis over the estimated lives of the products, generally three years, when the product is complete. Amortization expense of approximately $10,366 was recorded related to these costs during the year ended March 31, 1999; no amortization was recorded in the period ended March 31, 1998. During the nine month period ended December 31, 1999 (unaudited), $46,098 was recorded as amortization costs; no amortization was recorded in the corresponding period in 1998.

     Management assesses the carrying values of its development costs and other long-lived assets for impairment when circumstances warrant such a review. Based on its review, management does not believe that any impairment has occurred as of March 31, 1999 and 1998, nor as of December 31, 1999 (unaudited).

     Revenue Recognition - Sales of the Company's software products are recognized when shipped. The Company's revenues from consulting and implementation services are recognized when the services are performed. Software maintenance revenues are deferred and recognized over the term of the related contract.

     Income Taxes - Deferred tax assets and liabilities are recorded for the estimated future tax effects of: (a) temporary differences between the tax basis of assets and liabilities and amounts reported in the balance sheets, and (b) operating loss and tax credit carryforwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. The measurement of deferred tax assets may be reduced by a valuation allowance based on judgmental assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.

     Basic and Diluted Loss per Share - The Company determines basic and diluted loss per share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings Per Share, which is effective for the years ended after December 31, 1997. The basic net earnings (loss) per common share is computed by dividing the net loss by the weighted average number of shares outstanding during a period. Diluted net earnings (loss) per common share is computed by dividing the net loss, adjusted on an as if converted basis, by the weighted average number of common shares outstanding plus potential dilutive securities. Stock options are not considered in the calculation, as the impact of the potential common shares would be to decrease loss per share.

     Cash and Cash Equivalents - Cash and Cash Equivalents include cash and other highly liquid investments with maturities of three months or less at the date of acquisition. Cash equivalents are stated at cost, which approximates market value.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results will be determined based on the outcome of future events and could differ from the estimates.

     Credit and Other Risk Considerations - The Company's accounts receivable and its costs and estimated earnings in excess of costs on uncompleted contracts subject the Company to credit risk, as collateral is generally not required. The Company performs credit evaluations of its customers' financial condition and maintains allowances for potential credit losses. In the opinion of management, actual losses and allowances have been within its expectations. The carrying amount of the Company's receivables and its costs and estimated earnings in excess of costs on uncompleted contracts approximates their fair value.

     For the periods ended March 31, 1999 and 1998, approximately 29% and 42% of the Company's revenues were billed to one customer, respectively (approximately 42.3% and 11.6% for the nine month periods ended December 31, 1999 and 1998, respectively, unaudited). At March 31, 1999 and 1998, approximately 56% and 47%, respectively, of total receivables were due from this customer (17.1% at December 31, 1999). Also for the year ended March 31, 1999, another customer accounted for 10% of the Company's sales (approximately 18.3% and 14.1% for the nine month periods ended December 31, 1999 and 1998, respectively, unaudited). Additionally, two other customers accounted for 10% and 12% of total accounts receivables at March 31, 1999. At March 31, 1998, another two customers accounted for 13% and 17% of total accounts receivable. As of December 31, 1999, another two customers accounted for 19.6% and 12.4% of our total accounts receivable.

     The Company is subject to risks and uncertainties common to growing technology-based companies, including rapid technological change, growth and commercial acceptance of its products, dependence on principal products and third party technology, new product development, new product introductions and other activities of competitors, dependence on key personnel, and limited operating history.

     Stock- based Compensation - SFAS No. 123, Accounting for Stock-Based Compensation, allows companies to choose whether to account for employee stock-based compensation on a fair value method, or to continue accounting for such compensation under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB
25). The Company has chosen to account for employee stock-based compensation using APB 25. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the options' exercise price.

     Recent Accounting Pronouncements

     COMPREHENSIVE INCOME - In June 1997, the Financial Accounting Standards ("FASB") issued SFAS No. 130, Reporting Comprehensive Income. This statement is effective for financial statement issued for periods beginning after December 15, 1997. The Company adopted this statement during 1998 and it had no material impact on the Company's financial statement disclosures.

     SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION - In June 1997, the FASB issued SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information. This statement is effective for fiscal years beginning after December 15, 1997. SFAS 131 requires the reporting of profit and loss, specific revenue and expense items, and assets for reportable segments. It also requires the reconciliation of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments, in each case to the amounts in the general purpose financial statements. As the Company only operates in one segment, adopting this statement had no material impact on the Company's financial statement disclosures.

     PENSION AND OTHER POSTRETIREMENT BENEFITS - In February 1998, the FASB issued FAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits. SFAS 132 standardizes the disclosure requirements for pensions and other post-retirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets. The statement is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Adoption of SFAS 132 is expected to have no effect on the Company, since there are no pension plans.

     DERIVATIVE AND HEDGING ACTIVITIES - In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement is effective for fiscal years beginning after June 15, 2000. Currently, the Company does not have any derivative financial instruments and does not participate in hedging activities, therefore management believes SFAS No. 133 will not impact the Company's financial position or results of operations.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires the Company to disclose estimated fair values for its financial instruments, for which it is practicable to estimate. The fair value of the Company's payables to the shareholder, affiliate and related party and the royalty receivable are not practicable to estimate due to the related party nature of the underlying transactions. Management believes that the carrying amounts of the Company's other financial instruments approximates their fair values primarily because of the short-term maturity of these instruments.

     Estimates are not necessarily indicative of the amounts which could be realized or would be paid in a current market exchange. The effect of using different market assumptions and/or estimation methodologies may be material to the estimated fair value amount.

2.   Related party transactions:

     Through a series of transactions, the Company acquired the rights to receive royalty payments from software in which one of Company's officers has an interest. These rights were obtained in exchange for total consideration of $81,000. Management expected, through December 1999, this amount would be recovered from the future royalty payments. However, in December 1999, it was determined that this amount would not be realized and, accordingly, the asset was written down to its estimated net realizable value of $55,000 (unaudited).

     The Company has entered into a management contract for professional services with an entity, which is controlled by the Company's majority shareholder ("major shareholder"). The contract provides for management fees of $3,000 per month. During the year ended March 31, 1999 and the period ended March 31, 1998, the Company charged $36,000 and $6,000, respectively, to expenses in fees pursuant to this agreement. As of March 31, 1999 and 1998, $42,000 and $6,000, respectively, are payable under this contract. As of December 31, 1999, the Company owes $69,000 under this contract and charged $27,000 to expense for fees under this agreement during each of the nine month periods ended September 30, 1999 and 1998 (unaudited).

     The Company had a revolving line of credit with the major shareholder totaling $321,409 at March 31, 1999 collateralized by specific customer invoices. This financing arrangement was a factoring arrangement for the Company. Payments received on these accounts were forwarded to the stockholder as they were paid and the appropriate amount of the note retired. Interest charged on these notes is equal to the rate which the stockholder borrows funds to advance on these notes (7.75% at March 31, 1999). This note was repaid subsequent to March 31, 1999 as discussed in Note 8.

     In addition, the Company had notes payable with the major shareholder for $58,000 and $15,000 as of March 31, 1999 and for $94,000 and $50,000 as of
March 31, 1998. The notes accrued interest at an annual prime rate, which was 7.75% and 8.5% as of March 31, 1999 and 1998, respectively. The $94,000 note payable is represented by a borrowing at a financial institution that is collateralized with a $100,000 certificate of deposit owned by our major shareholder. Accordingly, this loan is recorded on the accompanying financial statements as a liability. These notes are payable on demand, and accordingly are classified as current liabilities. As of December 31, 1999, the balances of these notes were $31,530 and $15,000, respectively. (See Note 10 for other related party loans).

     During the year ended March 31, 1998, the Company borrowed $75,000 under a convertible debt agreement with the major stockholder. Interest accrued monthly on the outstanding principal at the rate of 6%. Under the terms of the agreement, the unpaid principal amount and accrued interest was convertible into common stock at a current market price at the option of the major stockholder. As of August 31, 1998, the major shareholder converted $75,000 of unpaid principal and related accrued interest of $6,735 into 2,129,711 shares of the Company's common stock.

     The Company and an entity controlled by the Company's major shareholder shared employees, common lease space, third-party vendor accounts, and a line of credit as discussed in Note 4. Further, the Company and this related entity borrowed funds on an unsecured non-interest bearing basis from each other from time to time as a cash flow vehicle, not a primary funding source. During the periods ended March 31, 1999 and 1998, the maximum net amount payable to the related entity approximated $370,000 and $415,000, respectively. As of March 31, 1999 and 1998, the Company owed $186,235 and $363,395, respectively, to this related entity for the net amount of inter-company transactions. As of December 31, 1999 (unaudited), this due to affiliate had been reduced to $126,304. The Company ceased the inter-company borrowings in June 1999 once the credit agreement discussed in Note 10 was obtained. The Company intends to pay off the balance remaining within the next six-months and, accordingly, the balance is classified as a current liability.

3.   Equipment:

     Equipment is summarized by major classification as follows as:


                               March 31,  March 31,December 31,
                                 1999       1998       1999
                               --------  ---------- ----------
                                                    (unaudited)

     Computer equipment       $ 148,247  $  93,447  $ 156,786
     Computer software           10,915      5,260     37,124
     Furniture and fixtures      41,839      1,624     48,331
                             ----------- ---------- ----------

     Total depreciable assets   201,001    100,331    242,241
     Less  accumulated
        depreciation            (53,642)    (6,253)   (94,548)
                             ----------- ---------- ----------

                              $ 147,359  $  94,078  $ 147,693
                             =========== ========== ==========


     Included in these assets are certain assets under a capital lease obligation (Note 5). As of March 31, 1999 and 1998, the net amount of leased equipment was approximately $57,000 and $68,500, respectively. As of December 31, 1999 (unaudited), the net balance approximated $45,000.

4.   Revolving lines of credit:

     During the year ended March 31, 1999 the Company and a related entity were party to a joint loan and security agreement with a financial institution which allowed the companies to borrow up to $750,000 under a revolving line of credit. As of March 31, 1999, the Company's share of this line of credit was $56,039. At March 31, 1998, there were no balances outstanding under this line of credit. A general of assignment accounts receivable, property and equipment, and software costs secures borrowings under the line of credit. Under the terms of the agreement, the Company and the related entity are co-borrowers, and each has joint and several liability on the outstanding balance. The borrowings bear interest at variable rates equal to the Central Bank of Houston's Index Rate plus 3.0% (approximately 9% at March 31, 1999). The credit facility was repaid in April 1999 as discussed in Note 10.

5.   Capital lease obligations:

     The Company has certain assets under capital lease obligations. The leases require total monthly payments of $2,731 and have been recorded using the Company's marginal cost of borrowing at the time the leases were entered into of 12%.

     The minimum lease payments required under the capital leases together with the present value of the minimum lease payments at March 31, 1999 are as follows:


     2000                               $  30,790
     2001                                  15,556
     2002                                   8,376
     2003                                   8,376
                                       -----------

     Total                                 63,098

     Less amount representing interest     (8,998)
                                      ------------

     Present value of future
         minimum lease payments            54,100

     Less current portion                  30,790
                                      ------------

     Long-term portion                  $  23,310
                                      ============


     Total interest expense related to these capital leases was $8,223 and $891 in 1999 and 1998, respectively.

6.   Commitments:

     The Company leases office space in Houston and Los Angeles under operating leases that expire through 2002. The leases generally require the Company to pay for utilities, insurance, property taxes and maintenance. Rental expense was approximately $110,000 and $70,000 for the periods ended March 31, 1999 and 1998, respectively. For the nine months ended December 31, 1999 (unaudited), rental expense was $89,200 and $45,300, respectively. Future minimum lease payments are approximately $120,000 annually through 2002.

7.   Capital stock:

     The Company has 50,000,000 shares of $.01 par value preferred stock authorized, with no shares issued. These shares, when issued, will have preferences and restrictions as determined by the Company's Board of Directors.

     The common stock of the Company is divided into Class A and Class B shares. There are a total of 100,010,000 shares of $.001 par value common stock authorized with 10,000 being designated as Class B shares. The rights of Class A and B shares are identical, except that Class B shares may only be issued to the Company's Chairman of the Board and Chief Executive Officer. Further, Class B shares have the right to elect a majority of the Board of Directors and such shares can be converted to Class A shares on a one-for-one basis at the sole discretion of the holder.

     In March 1999 and as part of the transaction discussed in Note 1, new investors in Zion loaned GeniSys $580,000, at 10% interest annually, on a temporary basis while the documentation of the stock purchase was being completed. Prior to March 31, 1999, loan holders converted the temporary loans of $580,000 into 1,472,083 shares of stock in the Company. Due to the intent of the Company and investors, this transaction has been accounted for as a sale of stock for cash in the accompanying financial statements.

     During the year ended March 31, 1999, the Company issued 742,678 shares of Class A common stock to two senior officers of the Company. The Company recorded compensation expense of $35,500, based on management's estimate of the fair value of the common stock.

8.   Income taxes:

     The Company has net operating loss carryforwards in excess of $250,000 as of March 31, 1999 to offset future taxable income. Such net operating losses begin to expire after 2019. As of March 31, 1999, the Company has provided a 100% valuation allowance for the deferred tax asset relating to such net operating losses because it could not be determined that it was more likely than not that the deferred tax asset would be realized through future
earnings.   The Company has no other material deferred tax items since the accounting methods used for financial reporting and income tax purposes are substantially comparable.

9.   Restatement of Software Development costs:

     Subsequent to the original issuance of the Company's March 31, 1999 financial statements, management determined that a portion of the previously capitalized software costs should have been expensed. Based upon further evaluation of the working model of the Company's software, it was determined that the software had not fully achieved technological feasibility at the date the costs were incurred. Accordingly, such costs have been expensed as research and development costs in the accompanying financial statements and these statements have been restated to reflect this accounting change. The effect of this correction is as follows:


                              As Reported         As Restated
                              -----------         -----------
Software costs                 $ 549,819           $ 299,819
Shareholders' equity           $ 404,056           $ 154,056
Net loss                       $(299,243)          $(549,243)
Net loss per share             $   ( .05)          $   ( .09)


     In addition, in the quarter ending December 31, 1999, the Company determined that software costs, which had been capitalized relating to the completion of a major installation of its software, were in fact costs of the project. These costs were initially capitalized, as it was believed these costs would enable the software to be utilized by a wide variety of customers and were incurred after the software prototype was functioning. After a thorough analysis of such costs, management determined that such costs should be expensed as a cost of the project. Accordingly, $200,000 of costs that had been capitalized in the first two quarters of our 2000 fiscal year, were expensed in the quarter ending December 31, 1999.

10.  Subsequent events (unaudited):

     On May 17, 1999, the Company entered into a credit agreement with a financial entity. This new agreement provided the funds to fully repay the note payable to the majority shareholder (Note 2) and the revolving line of credit (Note 4). As of December 31, 1999 (unaudited), the Company had an outstanding balance of $324,190 on this credit agreement. Under the terms of this agreement, which is similar to a factoring arrangement, the Company is able to obtain financing for 85% of specific accounts receivable. The Company pays a processing fee for financing each receivable depending upon the number of days from the funding of the advance until that invoice is paid by the customer. In addition, the Company pays interest on the total amount advanced at a rate equal to the prime rate plus 2%. The receivables are financed on a full recourse basis and, accordingly, this financial arrangement is accounted for as a borrowing. The agreement can be terminated with 30 days notice after certain events are met.

     In January 2000, our lender notified us that our factoring line of credit was being reevaluated due to our operating losses and past-due nature of certain of our customers and, accordingly, future advances under the line were contingent upon meeting underwriting standards. Management met with the lender and negotiated reinstatement of our line of credit. Under the terms of this agreement, our principal stockholder (who is the guarantor of this credit facility) and investors have committed to purchase invoices that reach 90 days past due up to a maximum of $200,000. In addition, the agreement requires the Company to report monthly results of operations to our lender, rather than quarterly. Subsequent to execution of this agreement, the lender began factoring our receivables.

     Subsequent to March 31, 1999 and through October 19, 1999, the Company raised $471,800 from the sale of its common stock through two private placements. The Company has issued an additional 964,361 shares of common stock in connection with these sales (unaudited).

     In May 1999, the Company adopted the 1999 Equity Incentive Plan (the "Plan"), which provides for awards in the form of options, including incentive stock options (ISOs), nonstatutory options (NSOs), stock bonuses, rights to purchase restricted stock, and stock appreciation rights (SARs). Employees, directors, consultants and advisors of the Company will be eligible for the grant of NSOs, stock bonuses, and rights to purchase restricted stock. Only employees will be eligible for the grant of ISOs and SARs. Options issued are to have exercise prices not less than the fair value of the Company's common stock on the date of grant. The Company has reserved 2,500,000 shares of common stock for issuance pursuant to the exercise of common stock under the plan. In June 1999, the Company granted options to purchase 1,860,000 shares of common stock an exercise price of $.40 per share, and of which 1,474,000 options are subject to future vesting. Options generally vest over a five year period and options expire in July 2009. Management believes that the exercise price of the options granted to employees was equal to the market value of the Company's common stock at the date of grant (based on the Company's private placements of common stock) and, accordingly, no compensation expense has been recorded.

     In May and June of 1999, the Company was named as a defendant in two separate lawsuits in the state of California. One suit was filed by a competing software company and the second by an individual. The suit with a competing software company was settled through mediation in December 1999 with no adverse financial impact on the Company. The suit, brought by the corporation contains many allegations regarding the activities of the Company and two senior officers of the Company, and it seeks damages of an unspecified amount. The individual claims monies owed for past services to an entity previously controlled by an officer of the Company. Management and legal counsel believe that the remaining lawsuit is without merit, have filed counterclaims, and plan to vigorously contest the case. The resolution of this suit is not expected to have a material effect on the Company.

     In June 1999, the Company entered into oral employment contracts, with its Chief Executive Officer, President, Senior Vice President of Sales, and the Chief Financial Officer. These arrangements require annual compensation of approximately $418,000 in the aggregate, payment of performance bonuses, and issuance of stock options at the sole discretion of the Board of Directors. This compensation level is consistent with the amounts paid to senior executives during the year ended March 31, 1999. These agreements are generally for a one-year period and automatically renew, unless terminated by either party with 60-day notice.

     In October 1999, the Company issued to certain investors a total of 147,205 Class A Warrants, each exercisable for one year to purchase a share of our common stock at a price of $1.00 per share. The Class A Warrants expire on October 31, 2000. The Company has the ability to repurchase the warrants if we have registered the exercise of the warrants with the Commission and our public trading price has been more than $2.00 per share for at least ten consecutive trading days. In such event, holders of the warrant will have a 30 day notice period in which to exercise these warrants, and any warrants not exercised will be redeemed at a redemption price of $.01 per share.

     In December 1999, our principal stockholder loaned the company $50,000 in order to meet our obligations. This loan was secured by certain of our software products and carries an interest rate of 15%. The loan is payable in six months with no early repayment penalty. Further, in January 2000, our principal shareholder and related parties loaned the company an additional $87,500 and these loans are secured by a second lien on certain accounts receivable and our software. These loans are payable within 90 days and carry an interest rate of 15%.

     In February 2000, a member of the Company's Board of Directors loaned $100,000 to the Company. This loan was made to meet our operating cash needs to purchase some past-due invoices from our financial institution. This loan is secured by the purchased invoices and a second lien on our software products. The loan carries an interest rate of 15% and is payable in May 2000.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

                                iGeniSys, Inc.

                       1,500,000 Shares of Common Stock

                            _________________, 2000

   ===========================================================================

Until ___________, 2000 (25 days after the
date of this prospectus), all dealers effecting transactions in the shares offered by this pro-spectus -- whether or not participating in the offering -- may be required to deliver a copy of this prospectus. Dealers ;may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.


       TABLE OF CONTENTS
       ------------------
                          Page
                          ----

Prospectus Summary           2
Risk Factors                 5
Forward-Looking Statements  13
Use of Proceeds             14    ____________________________
Dividend Policy             15
Capitalization              16             Prospectus
Dilution                    17
Certain Market Information  19    ____________________________
Management Discussion       21
Business                    26
Management                  36
Certain Transactions        44          ___________, 2000
Principal Stockholders      47
The Company Offering        50
Description of Securities   51
Legal Matters               52
Experts                     52
Available Information       53

             [Alternate Page for Selling Shareholders' Prospectus]

We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



               SUBJECT TO COMPLETION, DATED _____________, 2000

                                  PROSPECTUS

                                iGeniSys, INC.
                       2,955,291 Shares of Common Stock

This is an offering of shares of the common stock of iGeniSys, Inc. by persons who were issued shares of our common stock in prior transactions. These persons are referred to in this Prospectus as "Selling Shareholders."

Selling Shareholders may sell shares covered by this Prospectus at prices related to prevailing market or at negotiated prices. There currently does not exist a public trading market for our common stock. However, we intend to develop a public trading market in the future.

We will not receive any proceeds from the sale of the common stock by the Selling Shareholders. For information regarding fees and expenses we may pay in connection with the registration of the common stock covered by this Prospectus, see the section entitled "Selling Shareholders and Plan of Distribution."

At the same time that this offering will begin, we are offering an additional 1,500,000 shares of our common stock to the public. Our offering may be referred to as the "Concurrent Offering" or the "Company Offering."

               Investing in our common stock involves a high degree of risk. You should read the "Risk
               Factors" beginning on Page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this Prospectus is __________, 2000

             [Alternate Page for Selling Shareholders' Prospectus]

                              About The Offering

     This is an offering of shares of our common stock by persons who were issued shares of our common stock. We refer to these persons as "Selling Shareholders" in this Prospectus. We are registering the common stock covered by this Prospectus in order to fulfill obligations we have under agreements with the Selling Shareholders.

             [Alternate Page for Selling Shareholders' Prospectus]

                            Summary Financial Data

     The following financial information summarizes the more complete historical financial information enclosed in this prospectus. You should read the information below along with all other financial information and analysis in this prospectus. Please do not assume that the results below indicate results we will achieve in the future.


                                    March 31,       December 31,
                              --------------------  ------------
                               1999         1998        1999
                              ------       ------    -----------

Current assets              $ 1,107,489$  1,016,316 $  560,478

Current liabilities         $(1,467,455)$(1,047,773) $(1,432,699)

Net working capital deficit $  (359,966)$   (31,457) $  (872,221)

Development costs, net      $   299,819 $    46,521  $   341,155

Equipment, net              $   147,359 $    94,078  $   147,693

Convertible note payable,
    shareholder             $     -0-   $   (75,000) $    -0-

Shareholders' equity
    (deficit)               $   154,056 $     5,024  $  (267,280)

Total assets                $ 1,894,821 $ 1,171,699  $ 1,165,419



                        For the Periods            For the Nine Months
                         Ended March 31,           Ended December 31,
                      --------------------       ----------------------
                        1999        1998           1999         1998
                       -------    --------       --------    ---------
Revenues             $3,049,128  $1,882,445     $2,032,767   $1,868,671

Operating (loss)
  income              (466,934)  $    5,821     $(813,185)   $(312,527)

Net loss             $(549,243)  $  (20,076)    $(893,136)   $(358,702)

Weighted average number
  of shares          6,165,715    4,602,510     10,295,938   4,602,510

Basic and diluted
  loss per share     $   (.089)  $  (.004)      $  (.087)    $  (.078)



             [Alternate Page for Selling Shareholders' Prospectus]

                                   DILUTION

                                   [Deleted]

             [Alternate Page for Selling Shareholders' Prospectus]

                 SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

  This Prospectus also relates to the resale to the public of shares of common stock by the Selling Shareholders set forth below. None of the Selling Shareholders have had any material relationship within the past three years with us, or any of our predecessors or affiliates, except as specifically noted.

                        Shares                      Shares
                     Beneficially                Beneficially
                         Owned        Shares         Owned
                  As of Offering Date Offered    After Offering
                  ------------------- -------    --------------
Name and Address
of Beneficial                Percent                    Percent
 Owner                Number    (1)    Number  Number   (1)(2)
                      ------  -------   ------  ------   ------

Gulfstream Financial 558,375   5.1%    507,614  50,761    .4%
  Partners, LLC(2)(11)
7315 E. Peakview Ave.
Englewood, CO  80111

Gregory Pusey (12)   96,850     .9%     88,405    8,445   .1%
1722 Buffehr Creek Rd.
Vail, CO  81657

Cambridge Holdings,
  Ltd. (13)          167,612   1.5%    146,552  21,054    .1%
1722 Buffehr Creek Rd.
Vail, CO  81657

Jill Pusey C/F (14)  21,256     .2%      21,256    0       0%
Christopher Pusey, UGTMA
1722 Buffehr Creek Rd.
Vail, CO  81657

Jill Pusey C/F (15)  30,590     .3%      30,590    0        0%
Jacqueline Pusey, UGTMA
1722 Buffehr Creek Rd.
Vail, CO  81657

Sally Rogers(3) (16) 69,797     .6%      63,452    6,345   .1%
4311 Witter Gulch
Evergreen, CO  80439

Mark M. King(4) (17) 69,797      .6%      63,452    6,345  .1%
370 17th St., Suite 2350
Denver, CO  80202

Bruce Rogers and
  Sally Rogers,      41,878       .4%      38,071    3,807  0%
  JTWROS(3) (18)
4311 Witter Gulch
Evergreen, CO  80439

William M. Bell(5)(19) 91,878     .8%     38,071    53,807  .4%
1244 Dexter Street
Denver, CO  80220

Alfred O. Brehmer(20) 69,797      .6%     63,452     6,345   .1%
730 17th St., Suite 712
Denver, CO  80202-3516

Milton Herson (21)    13,959      .1%      12,690    1,269    0%
17076 Royal Core Way
Boca Raton, FL  33486

Michael Herson (22)  27,919       .3%      25,381    2,538    0%
1200 North Veitch St., #1322
Arlington, VA  22201

Henry Fong (23)      654,008     5.9%      59,666   86,728    .7%
3155 Miro Drive North
Palm Beach Gardens, FL 33410

Norman Brownstein    35,381       .2%      25,381    10,000     0%
410 - 17th Street
Denver, CO 80202

L.F.S. No. 1 LLC     35,381        .2%      25,381    10,000    0%
417 - 17th Street
Denver, CO 80202

Jennings D. Bell, Jr. 50,761        .5%      50,761    0        0%
2750 East Cedar Avenue
Denver, CO  80209

Michael Smith        150,761       1.4%      50,761   100,000   .8%
370 17th Street,
Suite 3400
Denver, CO  80202

Iris Smith       50,761          .5%      50,761    0        0%
370 17th Street,
Suite 3400
Denver, CO  80202

Wayne Mills     200,000         1.8%    200,000       0      0%
5020 Blake Road South
Edina, MN  55436

DFG Capital Corp.  48,20         .2%      19,035    29,167  .2%
136 Monmouth Road
Monroe TWP, NJ  08831

Kleopatra Georgiades 29,357      .3%      12,690    16,667  .1%
44 Andromahis
Nicosia, Cyprus

Helene Abrahams     350           nil       350       0        0%
6365 East Tufts Avenue
Englewood, CO  80111

Marshall Abrahams    350          nil       350       0         0%
6365 East Tufts Avenue
Englewood, CO  80111

Gary Agron        257,313          .4%    257,313      0         0%
5445 DTC Parkway,
Suite 520
Englewood, CO  80111

Janice Puder Agron   41,020        0.4%     41,020     0         0%
59 Glenemoor Circle
Englewood, CO  80110

Elaine Asarch        350           nil        350      0        0%
1000 E. Tufts Avenue
Englewood, CO  80110

Richard Asarch       350           nil        350      0        0%
1000 E. Tufts Avenue
Englewood, CO  80110

Asian Pacific
  Industries Ltd.    350           nil        350        0      0%
301 Ann Street, Level 4
Brisbane Queensland 400
Australia

Brenda S. Bagg       350           nil        350         0     0%
P.O. Box 491105
Los Angeles, CA  90049

Gerald A. Bagg       350           nil        350          0    0%
P.O. Box 491105
Los Angeles, CA  90049

Douglas C. Ball       350          nil        350          0     0%
131 Rochester Avenue
Toronto Ontario M4N LN9
Canada

Milton H. Barbarosh   350          nil        350          0      0%
18101 Daybreak Drive
Boca Raton, FL  33496

Ricki Barbarosh       350          nil        350          0       0%
18101 Daybreak Drive
Boca Raton, FL  33496

James D. Beatty       350          nil        350        0       0%
46 Teddington Park
Toronto Ont M4N 2C6
Canada

Susan Elliot Beatty   350          nil        350        0       0%
46 Teddington Park
Toronto M4N 2C6
Canada

Gerald M. Berenstein  350          nil        350        0       0%
4032 S Olive Street
Denver, CO  80237

Kathy Berenstein      350          nil        350        0       0%
4032 S Olive Street
Denver, CO  80237

Andrew N. Bernstein   350          nil        350        0       0%
5340 S Boston Street
Greenwood Village, CO  80111

Barbara V. Bernstein  350          nil        350        0       0%
3921 Huntington Street NW
Washington, D.C.  20015

Mitchell H. Bernstein   350        nil        350        0       0%
3921 Huntington Street NW
Washington, D.C.  20015

Angela Bortoluzzi     350          nil        350        0       0%
70 English Daisy Court
Kleinburg Ontario  L0J 1C0

Eugene Bortoluzzi     350          nil        350        0       0%
70 English Daisy Court
Kleinburg Ontario  L0J 1C0

Bruce W Breitweiser   350          nil     350        0       0%
1504 E Washington Street
Bloomington, IL  61701

Jeannie W. Breitweiser350        nil     350        0       0%
1504 E. Washington Street
Bloomington, IL  61701

Arna K. Campbell      350        nil     350        0       0%
8770 Pinewood Court
Castle Rock, CO  80104

Roger R. Campbell     350        nil     350        0       0%
8770 Pinewood Court
Castle Rock, CO  80104

Capital General Corporation
Limited               350        nil     350        0       0%

Robert Carrier        350        nil     350        0       0%
Canarc
# 800-850 West Hastings
Vancouver, BC V6C 1E1
Canada

Ben Casale            350        nil     350        0       0%
1736 Richmond Avenue
Staten Island, NY  10314

Christina Casale      350        nil     350        0       0%
583 Route 524
Allentown, NJ 08501

John E. Cathcart      350        nil     350        0       0%
774 Mays Blvd.  #10-450
Incline Village, NV  89451

Ki Wai Chan           350        nil     350        0       0%
Blk. D 17/F., Prince Bldg.
97 Mongkok Rd. KLN
Hong Kong
China

Ting Sun Chang        350        nil     350        0       0%
5/F Flt.B, Chiap Thong Bldg.,
321 Tokwawan Rd.
Hong Hom. KLN
Hong Kong
China

Barbara F. Chapman    350        nil     350        0       0%
6004 East Princeton Avenue
Englewood, CO  80111

Jay H. Chapman        350        nil     350        0       0%
6004 East Princeton Avenue
Englewood, CO  80111

Jiansi Chen           350        nil     350        0       0%
Blk., D 17/F., Prince Bldg.
97 Mongkok Rd., KLN
Hong Kong
China

Andrew Chu            350        nil     350        0       0%
587 East El Paso #107
Fresno, CA  93720

Kwok Fu Chu           350        nil     350        0       0%
37c Block 3, Jubilee Garden
2-18 Lok King St.
Shantin, N.T
Hong Kong
China

Yin Kam Chu           350        nil     350        0       0%
Blk. D 17/F., Prince Bldg.
97 Mongkok Rd., KLN
Hong Kong
China

Naomi R. Cohn         350        nil     350        0       0%
501 Williams
Denver, CO  80218

Rennei K. Coleman     350        nil     350        0       0%
2209 East Green Oaks Lane
Greenwood Village, CO  80121

Robert J. Coleman     350        nil     350        0       0%
2209 East Green Oaks Lane
Greenwood Village, CO  80121

David L. Cove         350        nil     350        0       0%
P.O. Box 5555
Vail, CO  81658

Jack R. Daugherty     350        nil     350        0       0%
1600 West 7th Street, Suite 900
Ft. Worth, TX  76102

Shelley F. Daugherty  350        nil     350        0       0%
1600 West 7th Street, Suite 900
Ft. Worth, TX  76102

Joseph F. Demeo       350        nil     350        0       0%
151 Wentworth Drive
Henderson, NV  89014

Mary Jean Demeo       350        nil     350        0       0%
151 Wentworth Drive
Henderson, NV  89014

Ernest DuFresne       350        nil     350        0       0%
330 North Rocky Cliff Drive
Franktown, CO  80116

James Eller        18,000       0.2%  18,000        0       0%

Joanne Ernsten        350        nil     350        0       0%
1955 Cherryville Road
Littleton, CO  80121

Heather Evans         350        nil     350        0       0%
12906 North 4th
Parker, CO  80134

H. Thomas Fehn        350        nil     350        0       0%
11755 Wilshire Blvd.
Los Angeles, CA  90025

Monica R. Fehn        350        nil     350        0       0%
501 South Westgate Avenue
Los Angeles, CA  90049

John E. Fitzpatrick   350        nil     350        0       0%
4711 South Dahlia
Littleton, CO  80121

Suzanne Fitzpatrick   350        nil     350        0       0%
4711 South Dahlia
Littleton, CO  80121

Five Oaks Investment
   Corp.              350        nil     350        0       0%
c/o 392 Dundas Street East
Toronto Ontario M5A 2A5
Canada

Wayne Fletcher        350        nil     350        0       0%
#2505-867 Hamilton Street
Vancouver, BC. V6B 6B7
Canada

Carolyn Fong          350        nil     350        0       0%
3155 Miro Drive North
Palm Beach Gardens, FL  33410

Chris Freeman         350        nil     350        0       0%
392 Dundas Street East
Toronto, Ontario M5A 2A5
Canada

Maria Freeman         350        nil     350        0       0%
2029 Oak Grove Place
Burlington, Ontario  L7L 6M8
Canada

Jeffrey Frieldand     350        nil     350        0       0%
3801 East Florida #400
Denver, CO  80210

Penelope S. Gallagher 350        nil     350        0       0%
410 East Arsenal Street
San Antonio, TX  78204

William J. Gallagher  350        nil     350        0       0%
1250 NE Loop 410, Suite 335
San Antonio, TX  78209

Anthony P. Gargiulo   350        nil     350        0       0%
960 Cape Mar Co Dr #1003
Marco Island, FL  34145

Marcia A. Gargiulo    350        nil     350        0       0%
960 Cape Marco Dr #1003
Marco Island, FL  34145

Gary E. Keogh         700        nil     700        0       0%
8 Columbine Lane
Littleton, CO  80123


Judith H. Geller      350        nil     350        0       0%
445 Westwood Drive
Denver, CO  80206

Richard A. Geller     350        nil     350        0       0%
445 Westwood Drive
Denver, CO  80206

GM/CM Family Partners
  Ltd             280,002       2.6% 280,002        0       0%
14 Red Tail Drive
Highlands Ranch, CO  80126

Kimberly K. Gollehon  350        nil     350        0       0%
6508 S Louthan Street
Littleton, CO  80120-3125

Ronald D. Gollehon    350        nil     350        0       0%
280-B West Long Drive
Littleton, CO  80120

Wendy Avra Gordon     350        nil     350        0       0%
2911 NW Cornell Road
Portland, OR  97210

Zachary T. Gordon     350        nil     350        0       0%
2911 New Cornell Road
Portland, OR  97210

Caryljo M. Greenblatt 350        nil     350        0       0%
2 Cantitoe Lane
Englewood, CO  80110

Phill D. Greenblatt   350        nil     350        0       0%
2 Cantitoe Lane
Englewood, CO  80110

Gregory Pusey
  Investments       3,366        nil   3,366        0       0%
1722 Buffehr Creek Road
Vail, CO  81657

Ian Gunn              350        nil     350        0       0%
35 Westbrook Drive RR 3
Komoka, Ontario  N01 1R0
Canada

Michele Gunn          350        nil     350        0       0%
35 Westbrook Drive RR 3
Komoka, Ontario  N01 1R0
Canada

Gary Gutterman        350        nil     350        0       0%
899 Anaconda Court
Castle Rock, CO  80104

Sheila M. Gutterman   350        nil     350        0       0%
899 Anaconda Court
Castle Rock, CO  80104

Harris Trust
  Dtd 8/22/94         350        nil     350        0       0%
Robert Allen Strahl Trustee
380 Foam Street, #210
Monterey, CA  93940

Kathy Hartzler        500        nil     500        0       0%
c/o 26 West Dry Creek Cr, Ste 600
Littleton, CO  80120

Deborah Hattoy-
  Londelius           350        nil     350        0       0%
6017 East Cholla Lane
Paradise Valley, AZ  85253

John Hickey           350        nil     350        0       0%
Ambra Resources
610-800 West Pender Street
Vancouver BC  V6C 2V6
Canada

Marsha Hillhouse      350        nil     350        0       0%
55 Harbour Square Unit 1317
Toronto, Ontario  M5J 2L1
Canada

Matthew Hillhouse     350        nil     350        0       0%
55 Harbour Square Unit 1317
Toronto Ontario  M5J 2L1
Canada

Anne Marie Janssens
  -Lens               350        nil     350        0       0%
930 Cape Marco Drive PH 4
Marco Island, FL  33937


Paul F Janssens-Lens  350        nil     350        0       0%
930 Cape Marco Dr PH 4
Marco Island, FL  33937

John Epert Family
  Trust               350        nil     350        0       0%
215 West Northview
Phoenix, AZ  85258

Leys Johnston-Koyle   350        nil     350        0       0%
RR 1Orangeview
Ontario  L9W 2Y8
Canada

Jeffrey E. Kahler     350        nil     350        0       0%
438 S. Emerson Street
Denver, CO  80209

Joshua S. Kanter      350        nil     350        0       0%
333 West Wacker Drive,
   Suite 2700
Chicago, IL  60606

Linda B. Kaufmann     350        nil     350        0       0%
3465 S. Columbine Circle
Englewood, CO  80110

Thomas A. Kaufmann    350        nil     350        0       0%
3465 S. Columbine Circle
Englewood, CO  80110

Brian Kelley          350        nil     350        0       0%
3145 N. Lewis Avenue
Phoenix, AZ  85009

Jack D. Kelley        350        nil     350        0       0%
18014 N. 78th Drive
Glendale, AZ  85308

Jane A. Kelley        350        nil     350        0       0%
18014 N. 78th Drive
Glendale, AZ  85308

Teresa M. Kelley      350        nil     350        0       0%
14018 North 63rd Avenue
Glendale, AZ  85306

Mary Kilgore          350        nil     350        0       0%
2523 Nature Bend
Carrollton, TX  75006

Raymond Kilgore       350        nil     350        0       0%
2523 Nature Bend
Carrollton, TX  75006

Cynthia Kirby         350        nil     350        0       0%
6588 South Cook Way
Littleton, CO  80121

Gerald Kirby          350        nil     350        0       0%
12906 North 4th
Parker, CO  80134

Lisa A. Kirby         350        nil     350        0       0%
7332 South Ivanhoe Court
Englewood, CO  80112-1505

Michael Kirby         350        nil     350        0       0%
6765 East Dorado Place
Greenwood Village, CO  80120

Michael Kleinman      350        nil     350        0       0%
13826 East Chenago Drive
Aurora, CO  80015

W. Koyle              350        nil     350        0       0%
RR 1
Orangeville, Ontario  L9W 2Y8
Canada

Janet A. Kritzer      350        nil     350        0       0%
34 Sedgwick Drive
Englewood, CO  80110

Stuart A. Kritzer     350        nil     350        0       0%
34 Sedgwick Drive
Englewood, CO  80110

Dave Lageschulte      350        nil     350        0       0%
2644 Shriver Drive
Ft. Myers, FL  33901

Noel Langdon          350        nil     350        0       0%

Mrs. Noel Langdon     350        nil     350        0       0%

Bernard Laurent       350        nil     350        0       0%
141 Sloane Street
London SW1X 9AY
United Kingdom

Corinne Laurent       350        nil     350        0       0%
141 Sloane Street
London SW1X 9AY
United Kingdom

Jill A. Lee           350        nil     350        0       0%
5300 East Sanford Circle
Englewood, CO  80110

Herbert I. Lee        350        nil     350        0       0%
5300 East Stanford Circle
Englewood, CO  80110

Alan J. Levin DDS     350        nil     350        0       0%
10182 Stoneridge Terrace
Parker, CO  80134

Cynthia L. Levin      350        nil     350        0       0%
10182 Stoneridge Terrace
Parker, CO  80134

John T. Lisenby       350        nil     350        0       0%
7555 Lighthouse Lane
Reno, NV  89511

Mary Jane Lisenby     350        nil     350        0       0%
7555 Lighthouse Lane
Reno, NV  89511

John Londelius        350        nil     350        0       0%
6017 East Cholla Lane
Paradise Valley, AZ  85253

Patricia Lorenz       350        nil     350        0       0%
131 Rochester Avenue
Toronto, Ontario M4N 1N9
Canada

Chi Ting Lui          350        nil     350        0       0%
823 Po Ning Hse.
Po Lam Est Junk Bay Sk., KLN
Hong Kong
China

Luen Hing Lui         350        nil     350        0       0%
823 Po Ning Hse.,
Po Lam Est Junk Bay Sk., KLN
Hong Kong
China

Michael Lupynec       350        nil     350        0       0%
74 Indian Grove
Toronto, Ontario  M6R 2Y4
Canada

Stephanie Lupynec     350        nil     350        0       0%
74 Indian Grove
Toronto, Ontario  M6R 2Y4
Canada

Neil G. Macey         350        nil     350        0       0%
4643 South Ulster Street,
Suite 950
Denver, CO  80237-2866

Sharon Marks          350        nil     350        0       0%
4335 South High Street
Englewood, CO  80110

Stanley Marks         350        nil     350        0       0%
4335 South High Street
Englewood, CO  80110

David K. Marshall     350        nil     350        0       0%
P.O. Box 24629
Denver, CO  80224

Janet M. Marshall     350        nil     350        0       0%
P.O. Box 24629
Denver, CO  80224

Earnest Mathis        350        nil     350        0       0%
2584 River Road NE
Dalton, GA  30721

Mathis Family
  Partners, Ltd.,
  a Partnership   269,451       2.5% 269,451        0       0%
26 W. Drycreek Cir,
  Ste 600
Littleton, CO  80120

Jessie Mathis         350        nil     350        0       0%
2584 River Road NE
Dalton, GA  30721

Don E. Montague       350        nil     350        0       0%
925 West Kenyon, Suite 15
Englewood, CO  80110

Betty J. Morey     22,843       0.2%  22,843        0       0%

Richard S Morey    22,843       0.2%  22,843        0       0%
20010 Coyote Ridge Lane
Katy, TX  77449

Gary A. Mosko      63,802       0.6%  63,802        0       0%
234 Garfield
Denver, CO  80206

Paula L. Mosko        350        nil     350        0       0%
234 Garfield
Denver, CO  80206

Leslie L. Neadeau     350        nil     350        0       0%
872 Laverstock Way
Sacramento, CA  95864

Jeane Hays Nerlino    350        nil     350        0       0%
18 I Heritage Drive
Chathamn, NJ  07928

Vincent Nerlino       350        nil     350        0       0%
18 I Heritage Drive
Chatham, NJ  07928

Paul Newland          350        nil     350        0       0%
6 Niblick Lane
Littleton, CO  80123

Po Ming Ng            350        nil     350        0       0%
Flt. H, 9/F. On Tai Bldg.
68 Mei King St., KLN
Hong Kong
China

Gertrude R. Nittler   350        nil     350        0       0%
3300 South Albion Street
Denver, CO  80222

Roger J. Nittler      350        nil     350        0       0%
3300 South Albion Street
Denver, CO  80222

Noraminter Holdings
  Limited             350        nil     350        0       0%
c/o 141 Sloane Street
London SW1X 9AY
United Kingdom

Kurt Ohlson           350        nil     350        0       0%
32779 N. 70th Street
Scottsdale, AZ  85262

Tam Ohlson            350        nil     350        0       0%
32779 N. 70th Street
Scottsdale, AZ  85262

868982 Ontario Inc.   350        nil     350        0       0%
392 Dundas Street East
Toronto, Ontario  M5A 2A5
Canada

932027 Ontario Inc.   350        nil     350        0       0%
392 Dundas Street East
Toronto Ontario M5A 2A5
Canada

Carol R. Paderski     350           nil  350        0       0%
400 South Steele Street, #23
Denver, CO  80206

David R. Paderski     350        nil     350        0       0%
400 South Steele Street, #23
 Denver, CO  80206

Fong Nei Pak          350        nil     350        0       0%
Blk. D 17/f Prince Bldg.
 97 Mongkok Rd., KLN
Hong Kong
China

C.K.C. Partners       350        nil     350        0       0%
7050 East Crestline Avenue
Englewood, CO  80111

Stuart W. Pattison    350        nil     350        0       0%
8945 Apache Plume Drive
Parker, CO  80134

Gary B. Peterson      350        nil     350        0       0%
10 West 100 South,
Suite 450
Salt Lake City, UT  84101

Gordon E. Peterson    350        nil     350        0       0%
59 Byron Avenue East
London, Ontario N6C 1C6
Canada

Dana L. Phillips      350        nil     350        0       0%
5534 Preston Fairway
Dallas, TX

Ramon D. Phillips     350        nil     350        0       0%
5534 Preston Fairway
Dallas, TX

C.R. Plaxton          350        nil     350        0       0%
1666 Lincolnshire Blvd.
Mississanuga, Ontario L5E 2S7
Canada

Gail E. Ploen         350        nil     350        0       0%
6590 East Lake Pl.
Englewood, CO  80111

Jeff P. Ploen         350        nil     350        0       0%
6590 East Lake Pl.
Englewood, CO  80111

Annette Pluss         350        nil     350        0       0%
5367 S. Boston Street
Engelwood, CO  80111

Richard G. Pluss      350        nil     350        0       0%
5367 S. Boston Street
Englewood, CO  80111

Jeffrey B. Preitauer  350        nil     350        0       0%
2015 Hidden Valley Crescent
Kitchener Ontario N2G 3WS
Canada

Michelle Preitauer    350        nil     350        0       0%
2015 Hidden Valley Crescent
Kitchener, Ontario N2G 3W5
Canada

Christopher Pusey     350        nil     350        0       0%
c/o Greg Pusey
1722 Buffehr Creek Road
Vail, CO  81657

Gregory Pusey         350        nil     350        0       0%
1722 Buffehr Creek Road
Vail, CO  81657

Jill Pusey            350        nil     350        0       0%
1722 Buffehr Creek Road
Vail, CO  81657

Adam Radley           350        nil     350        0       0%
Level 44 Rialto South Tower
525 Collins Street
Melbourne Victoria
Australia

Pamela S. Randall     350        nil     350        0       0%
365 Rangeview Dr
Littleton, CO  80120

Richard Randall       350        nil     350        0       0%
365 Rangeview Dr
Littleton, CO  80120

Gisela Ratcliff       350        nil     350        0       0%
7690 Old Paint Trail
Scottsdale, AZ  85262

Richard Ratcliff      350        nil     350        0       0%
7690 Old Paint Trail
Scottsdale, AZ 85262

Debra S Rhoads        350        nil     350        0       0%
4 West Dry Creek Circle 201
 Littleton, CO  80120

Mitchell E. Rhoads    350        nil     350        0       0%
4 West Dry Creek Circle 201
Littleton, CO  80120

A. J. Robbins         350        nil     350        0       0%
4560 Montview Blvd
Denver, CO  80207

Barbara J. Robbins    350        nil     350        0       0%
4560 Montview Blvd
Denver, CO  80207


John Robertson        350        nil     350        0       0%
#185-10751 Shellbridgeway
Richmond
British Columbia

Shane XG Rodgers      350        nil     350        0       0%
11th Floor
230 Collins Street
Melbourne Victoria
Australia

Danielle L.
   Rosendahl          350        nil     350        0       0%
1725 SW Spring Street
Portland, OR  97201

Steven F. Rosendahl   350        nil     350        0       0%
1725 SW Spring Street
Portland, OR  97201

Len Rothstein         350        nil     350        0       0%
134 Privateer Mall
Marina Del Rey, CA  90292

Dan Rudden            350        nil     350        0       0%
4900 South Ulster Street,
#3-115
Denver, CO  80237

Peg Rudden            350        nil     350        0       0%
1 Sedgwick Drive
Englewood, CO  80110

Martha H. Rudman      350        nil     350        0       0%
5337 East Mineral Circle
Littleton, CO  80122

Ronald L Rudman       350        nil     350        0       0%
5337 East Mineral Circle
Littleton, CO  80122

Salomon Smith
   Barney Inc         350        nil     350        0       0%
333 West 34th Street, 3rd Floor
New York, NY  10001

Barry Schechter       350        nil     350        0       0%
8512 Cliffridge Avenue
La Jolla, CA  92037

Suzanne Schechter     350        nil     350        0       0%
8512 Cliffridge Avenue
La Jolla, CA  92037

John W. Scherer       350        nil     350        0       0%
1310 Wadsworth Blvd
Lakewood, CO  80215

Edward Schlauch       350        nil     350        0       0%
3206-9#206-980 Broadview Avenue
Toronto, Ontario
Canada

Janice Schneider      350        nil     350        0       0%
16835 Livorno Drive
Pacific Palisades, CA  90272

Richard Schneider     350        nil     350        0       0%
16835 Livorno Drive
Pacific Palisades, CA  90272

Chester P. Schwartz   350        nil     350        0       0%
1700 Lincoln Street, Ste. 3725
Denver, CO  80202

Louise S. Schwartz    350        nil     350        0       0%
12 Canon Place
Greenwood Village, CO  80111

Adele A. Seger        350        nil     350        0       0%
33 Cliffwood
Aliso Viejo, CA  92656

Chad Seger            350        nil     350        0       0%
33 Cliffwood
Aliso Viejo, CA  92656

Shaneko Investment
  Corporation         350        nil     350        0       0%
2015 Hidden Valley Crescent
Kitchener, Ontario
Canada

Jeanette I. Shaw      350        nil     350        0       0%
6742 South Clayton Way
Littleton, CO  80122

Jerry L. Shaw         350        nil     350        0       0%
59 Toppler Drive
Castle Rock, CO  80104

Douglas Shields       350        nil     350        0       0%
#2309-980 Broadview Ave.
Toronto, Ontario M4K 3Y
 Canada

Mary D. Silleck       350        nil     350        0       0%
7157 West Belmont Drive
Littleton, CO  80123

R. Hayden Silleck     350        nil     350        0       0%
7157 West Belmont Drive
Littleton, CO  80123

Dalia Silverman    29,356        nil  12,690   16,666      .1%
70 Bull Path
East Hampton, NY  11937

Beverle A. Skufca     350        nil     350        0       0%
620 Front Range Road
Littleton, CO 80120

William Skufca        350        nil     350        0       0%
620 Front Range Road
Littleton, CO  80120

Martha Sue Sloven     350        nil     350        0       0%
25 Crestmoor Drive
Denver, CO  80220

Sam S. Sloven         350        nil     350        0       0%
25 Crestmoor Drive
Denver, CO  80220

Snoflake Limited      350        nil     350        0       0%
c/o 392 Dundas Street E
Toronto Ontario M5A 2A5
Canada

Stewart Somers        350        nil     350        0       0%
60 Brookshire Circle
Thornhill Ontario L3T 7B3
Canada

Izzy Sonenreich       350        nil     350        0       0%
6795 East Tennessee Avenue, #205
Denver, CO  80224

Peri G. Sonenreich    350        nil     350        0       0%
7152 East Walsh Place
Denver, CO  80224

Terry J. Spencer   12,690       0.1%  12,690        0       0%
1814 Pitts Road
Richmond, TX  77469

Tak Wing Tang         350        nil     350        0       0%
Flt. A 15/F, 6 Glee Path
Mei Foo Sun Chuen
Hong Kong, China

Wai Tang              350        nil     350        0       0%
Flt. A, 15/F, 6 Glee Path
Mei Foo Sun Chuen
Hong Kong, China

Tak Wing Tang         350        nil     350        0       0%
Flt. A 15/F, 6 Glee Path
Mei Foo Sun Chuen
Hong Kong, China

Wai Tang              350        nil     350        0       0%
Flt. A, 15/F, 6 Glee Path
Mei Foo Sun Chuen
Hong Kong, China

Yui Tang              350        nil     350        0       0%
Flt. A, 15/F, 6 Glee Path
Mei Foo Sun Chuen
Hong Kong, China

Yuk Heung Tang        350        nil     350        0       0%
Flt. H, 9/F On Tai Bldg
68 Mei King St.
Hong Kong, China

Yuk Sun Tang          350        nil     350        0       0%
37C Block 3, Jubilee Garden
2-18 Lok King St., Shantin
Hong Kong, China

Allan Taylor          350        nil     350        0       0%
301 Ann Street, Level 4
Brisbane Queensland 400
Australia

Mrs Allan Taylor      350        nil     350        0       0%

Sany Then             350        nil     350        0       0%
5/F FltB Chiap Thong Bldg
 321 Tokwawan Rd.
Hong Kong, China

Dirk Tinley           350        nil     350        0       0%
8240 South Locus Way
Englewood, CO 80112

Sian Piek Tjoe        350        nil     350        0       0%
Flt. D, 18/F, Star Crt
4 Man Wan Rd., Hong Kong
China

U S Bank National
  Assoc C/FBO      16,904       0.2%  16,904        0       0%
Earnest Mathis IRA
  Rollover UA DTD
 Income Collections
P O Box CM-9551
St Paul, MN  551270

Vilacon Corporation
   Pty, Ltd.          350        nil     350        0       0%

Wayne F. Vuolo        350        nil     350        0       0%
10515 West Belleview Avenue
Littleton, CO  80127

Suk Fan Wai           350        nil     350        0       0%
Flat D, 2/F, Fung Yue Mansion
 47-53 Kowloon City Road
 Kowloon, Hong Kong
 China

Donald Wasko          350        nil     350        0       0%
305 Cook Street
Denver, CO  80206

Joanne Wasko          350        nil     350        0       0%
305 Cook Street
Denver, CO  80206

Melvin Wedgle         350        nil     350        0       0%
10910 West Florida 405
Lakewood, CO  80232

Mark Weiss            350        nil     350        0       0%
501 Williams Street
Denver, CO  80218

Ingrid E. Whitney     350        nil     350        0       0%
232 Bayshore Drive
Cape Coral, FLO  33904

Mary J Wilk           350        nil     350        0       0%
59 Byron Avenue
London Ontario N6C 1C6
Canada

Brenda C. Winter      350        nil     350        0       0%
491 East 134th Avenue
Thornton, CO  80241

Richard L Winter      350        nil     350        0       0%
491 East 134th Avenue
Thornton, CO  80241

Kenneth J. Wolf       350        nil     350        0       0%
545 Circle Drive
Denver, CO  80206

Chi Shing Wong        350        nil     350        0       0%
Flt. D, 18/F, Star Crt
 4 Man Wan Rd.
Hong Kong, China

Kin Wong              350        nil     350        0       0%
Flt. A, 15/F., 6 Glee Path
Mei Foo Sun Chuen
Hong Kong, China

Suet Ying Yau         350        nil     350        0       0%
823 Po Ning House
Po Lam East Junk Bay
Hong Kong, China

Man Suet Yuen         350        nil     350        0       0%
FlaA, 23rd Floor
Tsui Lai Mansion
Westland's Court,
5 Westland's Road
Hong Kong, China

David E. Zimmerman    350        nil     350        0       0%
55 Glenmoor Way
Englewood, CO  80110

Twila K. Zimmerman    350        nil     350        0       0%
55 Glenmoor Way
Englewood, CO  80110

Gail R. Zucker        350        nil     350        0       0%
545 Circle Drive
Denver, CO 80206

Evan M. Zuckerman     350        nil     350        0       0%
5340 South Boston Street
Greenwood Village, CO  80111

_____________________

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this Prospectus, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2)  Assumes the sale of the 1,500,000 share maximum in this Offering.

(3) Henry Fong, a Director of the Company, would be deemed a beneficial owner of shares held of record by Gulfstream Financial Partners, LLC by virtue of his ability to exercise shared power to vote and dispose of such shares.

(4) Sally K. Rogers is Carylyn K. Bell's sister and J. Daniel Bell's sister-in-law.

(5) Mark M. King is Carylyn K. Bell's brother and J. Daniel Bell's brother-in-law.

(6)  William M. Bell is J. Daniel Bell's son.

(7) Includes warrants exercisable for one year to purchase 12,690 additional shares of common stock at an exercise price of $1.00 per share.

(8) Includes warrants exercisable for one year to purchase 2,538 additional shares of common stock at an exercise price of $1.00 per share.

(9) Includes warrants exercisable for one year to purchase 2,590 additional shares of common stock at an exercise price of $1.00 per share.


(10) Includes warrants exercisable for one year to purchase 1,690 additional shares of common stock at an exercise price of $1.00 per share.

(11) Includes warrants exercisable for one year to purchase 50,761 additional shares of common stock at an exercise price of $1.00 per share.

(12) Includes warrants exercisable for one year to purchase 3,807 additional shares of common stock at an exercise price of $1.00 per share.

(13) Includes warrants exercisable for one year to purchase 14,655 additional shares of common stock at an exercise price of $1.00 per share.

(14) Includes warrants exercisable for one year to purchase 6,345 additional shares of common stock at an exercise price of $1.00 per share.

(15) Includes warrants exercisable for one year to purchase 6,345 additional shares of common stock at an exercise price of $1.00 per share.

(16) Includes warrants exercisable for one year to purchase 3,807 additional shares of common stock at an exercise price of $1.00 per share.

(17) Includes warrants exercisable for one year to purchase 3,807 additional shares of common stock at an exercise price of $1.00 per share.

(18) Includes warrants exercisable for one year to purchase 6,345 additional shares of common stock at an exercise price of $1.00 per share.

(19) Includes warrants exercisable for one year to purchase 1,269 additional shares of common stock at an exercise price of $1.00 per share.

(20) Includes warrants exercisable for one year to purchase 2,538 additional shares of common stock at an exercise price of $1.00 per share.

(21) Henry Fong is a director of the Company and also an affiliate to a broker-dealer. Shares include options to purchase 30,000 and warrants to purchase 5,967 shares of additional common stock at an exercise price of $1.00 per share. Also includes 507,614 shares owned of record by Gulfstream Financial Partners, LLC.


     The Selling Shareholders are offering shares of our common stock which were issued to them in prior transactions. Of the shares being offered, 1,472,083 shares were issued to the Selling Shareholders upon conversion of a total of $580,000 in bridge loans which the Selling Shareholders had made to our subsidiary. In our agreement to acquire the subsidiary, we agreed to register the common stock in order to induce the Selling Shareholders to convert their outstanding debt. 976,250 of the shares were issued to our original shareholders when we were first organized. The remaining shares being offered by the Selling Shareholders were purchased by them in a private offering which we made in September and October 1999. Investors in those offerings were given registration rights as part of their agreement to invest. We are not registering the resale of any warrants held by any Selling Shareholders.

     We have agreed to indemnify the Selling Shareholders against specified liabilities including liabilities under the Securities Act in connection with their offering. The Selling Shareholders have agreed to indemnify us and our directors and officers, as well as any persons controlling our company, against certain liabilities, including liabilities under the Securities Act.

     We will pay all expenses to register the shares, except that the Selling Shareholders will pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

     Selling Shareholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices or an negotiated prices, in one or more of the following kinds of transactions:

     *    Transactions in the over-the-counter market;

     * Transactions on a stock exchange that lists our common stock, or transactions negotiated between Selling Shareholders and purchasers, or otherwise.

     Broker-dealers or agents may purchase shares directly from a Selling Shareholder or sell shares and warrants to someone else on behalf of a Selling Shareholder. Broker-dealers may charge commissions to both Selling Shareholders selling common stock, and purchasers buying shares and warrants sold by a Selling Shareholder. If a broker buys shares directly from a Selling Shareholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the Selling Shareholder for the resale.

     To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a Prospectus supplement during the time the Selling Shareholders are offering or selling shares covered by this Prospectus in order to add or correct important information about the plan of distribution for the shares.

     In addition to any other applicable laws or regulations, Selling Shareholders must comply with regulations relating to distributions by Selling Shareholders, including Regulation M under the Securities Exchange Act of 1934, as amended.

     Some states may require that registration, exemption from registration or notification requirements be met before Selling Shareholders may sell their common stock and warrants. Some states may also require Selling Shareholders to sell their Common Stock only through broker-dealers.

==========================================================================
You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.
===========================================================================

                                iGeniSys, Inc.

                       2,955,291 Shares of Common Stock

                            _________________, 2000

===========================================================================

Until ___________, 2000 (25 days after the
date of this prospectus), all dealers effecting transactions in the shares offered by this pro-spectus -- whether or not participating in the offering -- may be required to deliver a copy of this prospectus. Dealers ;may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.

       TABLE OF CONTENTS
       -----------------
                          Page
                          ----

Prospectus Summary           2
Risk Factors                 5
Forward-Looking Statements  13
Use of Proceeds             14
Dividend Policy             15
Capitalization              16
Certain Market Information  19     ---------------------------
Management Discussion       21
Business                    26
Management                  36             Prospectus
Certain Transactions        44
Principal Stockholders      47      -------------------------
Selling Shareholders and
  Plan of Distribution      59
Description of Securities   89
Legal Matters               91          ___________, 2000
Experts                     91
Available Information       92

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide as follows:

7-109-101.  Definitions.  As used in this article:

(1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

(2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

(3)  "Expenses" includes counsel fees.

(4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

(5    "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

(6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

7-109-102.  Authority to indemnify directors.

(1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

     (a)  The person conducted himself or herself in good faith; and

     (b)  The person reasonable believed:

          (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

          (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

     (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

(2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

(3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(4)  A corporation may not indemnify a director under this section:

     (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

     (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

(5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

7-109-103. Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

7-109-104.  Advance of expenses to directors.

(1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

     (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

     (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

     (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

(2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

7-109-105.  Court-ordered indemnification of directors.

(1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

     (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

     (b) If it determines that the director is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

7-109-106.  Determination and authorization of indemnification of directors.

(1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1) (b) are received and the determination required by section 7-109-104 (1) (-C-) has been made.

(2) The determinations required by subsection (1) of this section shall be made:

     (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

     (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

(3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

     (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

     (b)  By the shareholders.

(4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

7-109-107.  Indemnification of officers, employees, fiduciaries, and agents.

(1)  Unless otherwise provided in the articles of incorporation:

     (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

     (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

     (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

7-109-108. Insurance. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

7-109-109.  Limitation of indemnification of directors.

(1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the article of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

(2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

7-109-110. Notice to shareholder of indemnification of director. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                 *     *     *

     b. Article XII of Registrant's Articles of Incorporation provide that the corporation may indemnify each director, officer, and any employee or agent of the corporation, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation to the extent permitted by the law as recited above in subparagraph (a).

     c. Article XII of Registrant's Articles of Incorporation provides, in part:

               "e. To the maximum extent permitted by law or by public policy, directors of this Corporation are to have no personal liability for monetary damages for breach of fiduciary duty as a director."

Item 25.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the offering are to be borne by us, are as follows:


     SEC Filing Fee                $   3,000
     Printing Expenses                 5,000
     Accounting Fees and Expenses     15,000
     Legal Fees and Expenses          25,000
     Blue Sky Fees and Expenses        5,000
     Registrar and Transfer Agent Fee  2,000
     Offering Expenses                30,000
     Miscellaneous                    15,000
                                   ----------

     Total                         $ 100,000



Item 26.  Recent Sales of Unregistered Securities.

          1. In March, 1999, we issued to a total of 17 persons, all of whom qualified as "accredited investors" and aggregate of 1,472,083 shares of common stock in conversion of an aggregate of $580,000 in convertible debt. In addition, in September 1999, we issued to these persons pro rata warrants exercisable to purchase a total of 147,209 shares of common stock at a price of $1.00 per share The shares and warrants were restricted securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

          2. In March, 1999, we issued an aggregate of 7,516,740 shares of common stock in exchange for all of the issued and outstanding shares of capital stock of GeniSys Information Systems, Inc. The shares were issued exclusively to persons, four who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act.

          3. Between April and October 1999, we issued an aggregate of 505,838 shares of common stock in consideration of $199,300, or $.394 per share. The shares were issued exclusively to nine investors who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and subject to appropriate transfer restrictions, were issued without registration under the Securities Act pursuant to exemption set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

          4. Between September and October 1999, we issued an aggregate of 454,167 shares of common stock in consideration of $272,500, or $.60 per share. The shares were issued exclusively to six investors who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and subject to appropriate transfer restrictions, were issued without registration under the Securities Act pursuant to exemption set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Item 27.  Exhibits

     a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit No.    Title
----------     -----

*    2.0       Agreement Concerning the Exchange of Common Stock between Zion
               Enterprises, Inc. and GeniSys Information Systems, Inc.

*    3.1       Amended and Restated Articles of Incorporation

*    3.2       Bylaws

*    4.1       Specimen Common Stock Certificate

*    4.2       Specimen Warrant Certificate

     4.3       Form of Subscription Agreement

     5.0       Opinion of Neuman, Drennen & Stone, LLC

*    10.1      1999 Equity Incentive Plan

*    10.2      Arthur Andersen, LLP Master Marketing Agreement

*    21.0      List of Subsidiaries

     23.1      Consent of Neuman & Drennen, LLC

     23.2      Consent of Gelfond Hochstadt Pangburn, P.C.

______________________

* Incorporated by reference from the Company's Registration Statement on Form SB-2, SEC File No. 333-90117, as filed with the Commission on November 1, 1999.


Item 28.       Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

          c. Include any additional or changed material information on the plan of distribution.

     2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     5. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Pre-Effective Amendment No. 1 to Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Denver, State of Colorado on the 18th day of February, 2000.

                              iGENISYS, INC.

                              By:   /s/ J. Daniel Bell
                                  -----------------------------------------
                                    J. Daniel Bell, President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with iGeniSys, Inc. and on the dates indicated.

     Signature                     Position              Date
     ---------                     --------              ----


/s/ Daniel J. Bell           Chairman of the Board      2/18/00
--------------------------     President, Chief
Daniel J. Bell                 Executive Officer

/s/ Carylyn K. Bell           Director, Secretary       2/18/00
--------------------------
Carylyn K. Bell

/s/ Walter Strycker                Director             2/18/00
--------------------------
Walter Strycker

/s/ Henry Fong                     Director             2/18/00
--------------------------
Henry Fong

/s/ Craig Crawford              Vice President          2/18/00
--------------------------
Craig Crawford

/s/ Jeffery M. Spencer          Vice President          2/18/00
--------------------------
Jeffery M. Spencer

/s/ Ward P. Rivenburg       Chief Financial Officer     2/18/00
---------------------------
Ward P. Rivenburg